Filed pursuant to Rule 424(b)(3)

Registration No. 333-182301

PROSPECTUS

WisdomTree Coal Fund

(f/k/a GreenHaven Coal Fund)

9,750,000 Shares

The WisdomTree Coal Fund (f/k/a the GreenHaven Coal Fund) is offering its Shares representing units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s Sponsor and commodity pool operator is WisdomTree Coal Services, LLC (f/k/a GreenHaven Coal Services, LLC). The Fund’s Sub-Adviser and commodity trading advisor is GreenHaven Advisors LLC. The Fund’s Trustee is Christiana Trust, a division of Wilmington Savings Fund Society, FSB. The Shares are listed on the NYSE Arca under the symbol “TONS.”

The Fund’s investment objective is to provide investors with exposure to daily changes in the price of Coal Futures, before Fund liabilities and expenses. The Fund pursues this objective by investing substantially all of its assets in a three month strip of the nearest calendar quarter of Rotterdam coal futures contracts traded on the Chicago Mercantile Exchange. The Fund also realizes interest income from its holdings in U.S. Treasuries (if any). See “The Fund—Investment Objective” and “Use of Proceeds.”

The Fund continuously offers and redeems Baskets of 25,000 Shares to and from Authorized Participants at a price equal to the Fund’s net asset value per Share of 25,000 Shares. See “Creation and Redemption of Shares.” Authorized Participants, in turn, may offer such Shares to the public at a per Share offering price that varies depending on, among other factors, the trading price of the Shares, the NAV, and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices. Except when aggregated in Baskets, the Shares are not redeemable securities. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. Subscription proceeds received from Authorized Participants will be immediately released to the Fund. The offering of Shares will terminate on the third anniversary of the registration statement of which this prospectus is a part unless prior thereto a new registration statement is filed.

The Fund is treated as a partnership for U.S. federal income tax purposes. Each investor in the Fund will receive a Schedule K-1 that reports such investor’s allocable portion of partnership tax items. The Sponsor anticipates making this form available to investors on or before April 15 each year following the taxable year to which it relates.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act. “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. See “The Fund—Emerging Growth Company Status.”

Investing in the Shares involves significant risk. See “Risk Factors” beginning on Page 7. The Fund is not a mutual fund registered under the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Sub-Adviser or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Share	Per Basket
Price of the Shares (1)	$40.85	$1,021,250

(1)	Based on closing net asset value on June 30, 2016. The price may vary based on net asset value in effect on a particular day.

The date of this prospectus is July 27, 2016

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGES 25 THROUGH 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 24.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 7 THROUGH 16.

THIS POOL HAS LIMITED TRADING AND PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN WASHINGTON, D.C.

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND ARE POSTED AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE SPONSOR, THE SUB-ADVISER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS:

•	BASKET CREATION AND REDEMPTION BOOKS AND RECORDS AND CERTAIN FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRADING AND RELATED DOCUMENTS RELATED TO CUSTODY OF ASSETS FROM THE FUND’S COMMODITY BROKERS, TRANSFER JOURNALS AND RELATED DETAILS) ARE MAINTAINED BY STATE STREET BANK AND TRUST COMPANY, ONE LINCOLN STREET, BOSTON, MASSACHUSETTS 02110, TELEPHONE NUMBER (866) 909-9473;

i

•	TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS AND COUNTERPARTIES ARE MAINTAINED BY GREENHAVEN ADVISORS LLC, 3340 PEACHTREE ROAD, SUITE 1910, ATLANTA, GEORGIA 30326, TELEPHONE NUMBER (404) 389-9744; AND

•	ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MARKETING MATERIALS, MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O WISDOMTREE COAL SERVICES, LLC, 245 PARK AVENUE, 35TH FLOOR, NEW YORK, NEW YORK 10167, TELEPHONE NUMBER (866) 909-9473.

SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.WISDOMTREE.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN APRIL 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

[Page Intentionally Left Blank]

GREENHAVEN COAL FUND

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included or incorporated by reference in this prospectus, including without limitation, statements regarding (i) the Fund’s future performance, projected costs and plans and objectives, (ii) the Sponsor’s and/or the Sub-Adviser’s strategy, future operations and objectives, and (iii) matters effecting the commodities markets, changes in the commodities markets and indices that track such movements, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative thereof, variations thereon or similar terminology. These statements are only predictions, and actual events or results may differ materially. These statements are based upon certain assumptions and analyses of the Sponsor founded on a variety of considerations, including but not limited to the Sponsor’s perception of historical trends, current conditions and expected future developments. Important factors that could cause actual results to differ materially from the forward-looking statements described herein, referred to herein as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus. Such factors include but are not limited to general economic, market and business conditions, changes in laws or regulations, and other world economic and political developments. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments described herein will be realized or, even if substantially realized, that such results or developments will result in the expected consequences to, or have the expected effects on, the Fund, the Sponsor or the value of the Shares.

PROSPECTUS SUMMARY

The following is only a summary of the information contained in this prospectus. The following summary does not contain or summarize all of the information about the Fund and the units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”) described in this prospectus that is material and/or which may be important to investors. Investors are urged to read the entire prospectus, including the section entitled “Risk Factors” and the exhibits attached to the registration statement of which this prospectus is a part, before making an investment decision regarding the Shares.

The Fund and the Sponsor

The WisdomTree Coal Fund is a commodity pool that was organized as a Delaware statutory trust on June 18, 2012, pursuant to the Trust’s Declaration of Trust and Trust Agreement (as amended, the “Trust Agreement”). See “The Trust Agreement.” The Fund was originally named “GreenHaven Coal Fund” and changed its name to “WisdomTree Coal Fund” effective on January 4, 2016.

WisdomTree Coal Services, LLC is the Fund’s sponsor (the “Sponsor”) and commodity pool operator (“CPO”). The Sponsor was formed as a Georgia limited liability company on March 14, 2012. The Sponsor became registered with the Commodity Futures Trading Commission (the “CFTC”) as a CPO, and approved as a member of the National Futures Association (the “NFA”), on June 12, 2012. Effective January 1, 2016, the Sponsor is a wholly-owned subsidiary of WisdomTree Investments Inc. (“WTI”), which was registered as a principal with the NFA with respect to the Fund on or about January 4, 2016. WTI is located in New York, New York.

Effective January 1, 2016, in accordance with the terms of a Unit Purchase Agreement dated October 29, 2015, GreenHaven Group LLC sold to WTI 100% of the issued and outstanding membership interest in the Sponsor. WTI, as the sole member, effected the Sponsor’s name change from “GreenHaven Coal Services, LLC” to “WisdomTree Coal Services, LLC” on January 4, 2016. Under the Georgia Limited Liability Company Act and the governing documents of the Sponsor, WTI is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the Sponsor’s sole member. See “The Sponsor and the Sub-Adviser—The Sponsor.”

Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the sole Trustee of the Fund. The Trustee has delegated to the Sponsor certain powers and authority to manage the business and affairs of the Fund. See “The Trustee” and “The Trust Agreement.”

GreenHaven Advisors LLC serves as the commodity trading advisor to the Fund (the “Sub-Adviser”).

The principal executive offices of the Fund and the Sponsor are located at 245 Park Avenue, 35th Floor, New York, New York 10167. The telephone number is (866) 909-9473.

Investment Objective; Use of Proceeds

The Fund’s investment objective is to provide investors with exposure to the daily change in the price of Coal Futures, before expenses and liabilities of the Fund. The Fund pursues this objective by investing substantially all of its assets in a three month strip of the nearest calendar quarter of Rotterdam coal futures contracts (“Coal Futures”) traded via the CME Group, Inc.’s (“CME”) (i) Globex (“CME Globex”) and (ii) Clearport clearing services (“CME Clearport”) trading platforms (collectively, the “CME Facilities”) depending on liquidity and otherwise at the Sponsor’s discretion. Currently, the trading of Coal Futures on the CME Facilities principally occurs on the CME Clearport. Accordingly, as of the date of this prospectus, the Fund executes trades of Coal Futures primarily on CME Clearport. However, if increased liquidity develops in Coal Futures on CME Globex, the Sponsor may seek to trade primarily on CME Globex. The Fund also realizes interest income from its holdings in U.S. Treasuries, as further described below.

Under normal market conditions, the Fund pursues its investment objective by purchasing Rotterdam Coal Futures that are traded on the CME Facilities, including smaller sized “mini” contracts (if they are available) which represent a portion of the normal futures contracts, to the greatest extent possible, without being leveraged or exceeding relevant position limits. The term “under normal market conditions” includes, but is not limited to, the absence of extreme volatility or trading halts in the coal futures markets or the financial markets generally; operational issues causing dissemination of inaccurate market information; or force majeure events such as system failures, natural or man-made disasters, acts of God, armed conflicts, acts of terrorism, riots or labor disruptions or any similar intervening circumstance.

The Fund executes trades to purchase block traded (“Block Traded”) Coal Futures via CME ClearPort by placing purchase orders with an Execution Broker. The Execution Broker identifies a selling counterparty and simultaneously with completion of the transaction, the Block Traded Coal Futures are entered in CME ClearPort by the Execution Broker, thereby completing the transaction and creating a cleared futures transaction. If the CME does not accept the transaction for any reason, the transaction is considered null and void and of no legal effect. As a result, the Sponsor expects that all of the Fund’s positions in Coal Futures, whether traded on the CME ClearPort Block Trade entry systems (as initially planned) or on CME Globex (which may occur in the future), will be cleared by CME clearing member firms, thereby minimizing counterparty risk.

The Fund intends to hold the three month strip of the nearest calendar quarter of Coal Futures contracts traded on the CME Facilities. The four calendar quarters are January, February, and March (“Q1”); April, May, and June (“Q2”); July, August, and September (“Q3”); and October, November, and December (“Q4”). The Fund intends to invest an equal tonnage (equal number of futures contracts) in each of the three months comprising the nearby calendar quarter.

Four times a year, the Fund will attempt to roll its positions in the nearby calendar quarter to the next calendar quarter over 5 business days on a pro-rata basis. The first roll day is the 2nd Monday of the month prior to the nearby calendar quarter. For example, if the Fund was currently holding the Q1 calendar quarter, it would roll over a 5 business day period starting on the 2nd Monday in December, and each day during the roll period the Fund would decrease the percentage of its portfolio that is in Q1 by 20% and increase its percentage in Q2 by 20%.

The Fund also realizes interest income from its holdings in U.S. Treasuries, which may be posted as margin or otherwise held to cover the Fund’s notional exposure to Coal Futures. The Sponsor or Sub-Adviser, as delegated by the Sponsor, will deposit a portion of the Fund’s net assets with a Commodity Broker or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investments in Coal Futures. The Fund uses only U.S. Treasuries, cash and/or cash equivalents to satisfy these requirements. Up to 10% of the Fund’s assets are expected to be committed as margin and/or collateral for Coal Futures. However, from time to time, the percentage of assets committed as margin or collateral may be substantially more, or less, than 10%. The remaining portion of the Fund’s assets will be held in U.S. Treasuries, cash and/or cash equivalents by a Commodity Broker in its capacity as the Fund’s custodian. All interest income earned on these investments is retained for the Fund’s benefit. See “Use of Proceeds.”

The Sponsor is authorized by the Fund in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants of the Fund. The Fund was created to provide investors with a cost-effective and convenient way to gain exposure to daily changes in the price of Coal Futures. See “The Fund—Investment Objective.” The Sponsor does not intend to operate the Fund in a fashion such that its net asset value (“NAV”) per Share will equal, in dollar terms, the spot price of coal at any particular delivery location, any spot price coal indexes, or any particular coal futures contract. The Fund is intended to be used as a diversification opportunity as part of a complete investment portfolio, not a complete investment program.

Fund Expenses

The Sponsor’s predecessor paid all of the costs and expenses incurred in connection with the Fund’s organization and the continuous offering of the Shares through December 31, 2015, and the Sponsor will continue to pay the costs and expenses incurred in connection with the continuous offering of the Shares, including the Fund’s ordinary and ongoing administrative costs and expenses and the fees payable to the Sub-Adviser and certain of the Fund’s other advisers. In certain circumstances, the Sponsor may be reimbursed by the Fund for such costs and expenses. The Fund will pay the Sponsor a fee for its services provided to the Fund (the “Sponsor Fee”), and is responsible for the payment of all of the Fund’s brokerage and extraordinary fees and expenses. See “Charges—Fees and Expenses.”

The Offering

Offering of the Shares	The Fund continuously offers Baskets of 25,000 Shares to certain authorized participants (each an “Authorized Participant”) at a price based on the NAV per Share. See “Authorized Participants.” Authorized Participants, in turn, may offer Shares to the public at offering prices that are expected to be influenced by a variety of factors. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. See “Description of the Shares” and “Creation and Redemption of Shares.”

Exchange Symbol	The Shares are listed on the NYSE Arca under the symbol “TONS.”

CUSIP	97718T 105

Affiliates and Agents	Sponsor	WisdomTree Coal Services, LLC

	Sub-Adviser	GreenHaven Advisors LLC

	Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

	Commodity Broker	Morgan Stanley & Co. LLC

	Execution Broker	TFS Energy Futures LLC

	Administrator (and Transfer Agent)	State Street Bank and Trust Company

	Distributor	Foreside Fund Services LLC

Creation and Redemption of Shares	The Fund creates and redeems Shares from time to time, but only in one or more whole Baskets. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $200 per creation or redemption order to the Administrator. See “Creation and Redemption of Shares.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in The Depository Trust Company (“DTC”), and (3) have entered into a participant agreement with the Fund (the “Participant Agreement”). See “Authorized Participants.”

Net Asset Value	The NAV equals the market value of the Fund’s total assets less total liabilities calculated in accordance with GAAP. Under the Fund’s current operational procedures, the Administrator calculates the NAV once each NYSE Arca trading day. The Administrator uses the CME settlement price (typically determined after 5:00 p.m. New York time) for the contracts traded on the CME Facilities. The NAV for a particular trading day is released after 5:00 p.m. New York time and will be posted at www.wisdomtree.com. The Sponsor anticipates that the NYSE Arca will disseminate the indicative fund value on a per Share basis every 15 seconds during regular NYSE Arca trading hours.

Segregated Accounts/ Interest Income	The Sponsor estimates that (i) approximately 10% of the NAV will be held as margin deposits in segregated accounts with a Commodity Broker, in accordance with applicable CFTC rules, and (ii) approximately 90% of the NAV will be held to pay current obligations and as reserves in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with a Commodity Broker. The Fund is credited with all interest earned on its deposits. See “Use of Proceeds.”

Clearance and Settlement	The Shares are evidenced by global certificates on deposit with DTC and registered in the name of Cede & Co., as nominee for DTC. The Shares are available only in book-entry form. Registered or beneficial owners of the Shares (“Shareholders”) may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. See “The Securities Depository; Book-Entry Only System; Global Security.”

U.S. Federal Income Tax Considerations	The Fund is classified as a partnership for U.S. federal income tax purposes. Accordingly, it is expected that the Fund will not incur U.S. federal income tax liability and each beneficial owner of the Shares will have tax liability on its allocable share of the Fund’s income, gain, loss, deduction and other items. See “Certain Material U.S. Federal Income Tax Considerations.”

Distributions	The Fund will make distributions at the discretion of the Sponsor. Because the Sponsor does not presently intend to make ongoing distributions, a Shareholder’s income tax liability with respect to Shares held will, in all likelihood, exceed any distributions from the Fund. See “Description of the Shares—Distributions” and “Certain Material U.S. Federal Income Tax Considerations.”

Reports to Shareholders	The Sponsor furnishes annual reports of the Fund in the manner required by the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), in addition to reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements examined and certified by an independent registered public accounting firm, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted at www.wisdomtree.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted at www.wisdomtree.com at the discretion of the Sponsor or as required by regulatory authorities. See “The Trust Agreement—Reports to Shareholders.”

Termination Events	The Fund may be dissolved at any time and for any reason by the Sponsor with written notice to the Shareholders. See “The Trust Agreement—Fund Termination Events.”

Mandatory Redemption	If the Sponsor gives at least 15 days’ written notice to a Shareholder, then the Sponsor may for any reason, in its sole discretion, require the mandatory redemption of all or part of the Shares held by any such Shareholder at the NAV per Share calculated as of the date of redemption; provided, however, that the provision of the written notice to a Shareholder does not obligate the Fund to affect any redemption. If the Sponsor does not give at least 15 days’ written notice to a Shareholder, then it may only require mandatory redemption of all or any portion of the Shares held by any such Shareholder in the following circumstances:

(i) the Shareholder made a misrepresentation to the Fund or the Sponsor in connection with its purchase of Shares; or

(ii) the Shareholder’s ownership of Shares would result in the violation of any law or regulation applicable to the Fund or a Shareholder.

The primary purpose of this mandatory redemption authority is to ensure that the Fund complies with applicable regulatory and listing requirements, including CFTC or futures position limits, that may restrict the size of the Fund and the investment portfolio. The Sponsor anticipates that it will exercise this authority only to the extent that it reasonably believes is necessary or appropriate for the Fund to comply with applicable legal and listing requirements and only after first exercising commercially reasonable efforts to comply with the applicable requirements without exercise of such redemption authority. The Fund may also use the mandatory redemption right in the context of a general liquidation of the Fund’s assets. See “The Trust Agreement—Mandatory Redemption.”

Fiscal Year	The fiscal year of the Fund ends on December 31 of each year.

Investment Risks	An investment in the Shares is speculative and involves a high degree of risk. Prospective investors should be aware that:

• An investor could lose a substantial portion or all of its investment.

• Commodity trading is highly speculative, and the Fund is likely to be volatile and could suffer from periods of prolonged decline in value.

• The Fund has limited performance history to serve as a basis for investors to evaluate an investment in the Fund and such performance history may not be indicative of future results.

• The structure and operation of the Fund may involve conflicts of interest.

•       The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

• Investors will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

•       Currently, although coal futures markets are only subject to position limits in the expiration month and position accountability limits in the other months, regulatory authorities may in the future apply position limits to all coal futures delivery months, which could limit the Fund’s investment objective.

•       Investors may choose to use the Fund as a means of indirectly investing in coal. There is a risk that the daily changes in the price of the Shares on the NYSE Arca, if so listed, will not closely track the daily changes in Coal Futures or spot coal prices due to a variety of reasons, which may limit an investor’s ability to use an investment in the Shares as a cost-effective way to invest indirectly in coal or as a hedge against the risk of loss in coal-related transactions.

•       Investors may choose to use the Fund as a means of investing indirectly in coal, and there are risks involved in such an investment. For example, the risks and hazards that are inherent in coal production or consumption may cause the price of coal, coal derivatives and the Shares to fluctuate significantly.

•       Investors in the Fund will receive a Schedule K-1 which reports their allocable portion of tax items. Schedule K-1’s are complex and, especially for individual investors, usually require the engagement of tax advisers. The Fund uses certain conventions and makes certain assumptions when preparing the Schedule K-1’s which if not accepted by the IRS could result in income, gain, loss and deduction being adjusted or reallocated in a manner that adversely affects one or more Shareholders.

•       The Sponsor expects that the Sub-Adviser will manage the Fund’s positions in Coal Futures so that the Fund’s assets are not leveraged (i.e., the notional value of the Fund’s investments never exceeds 100% of its U.S. Treasuries, cash and/or cash equivalents held as margin or otherwise). There is no assurance that the Sub-Adviser will successfully implement this investment strategy. If the Fund becomes leveraged, an investor could lose all or substantially all of its investment if the Fund’s trading positions suddenly turn unprofitable.

See “Risk Factors” for a description of certain additional risks that prospective investors should consider before investing in the Shares.

Breakeven Table

The following table shows the estimated amount of fees and expenses that are anticipated to be incurred by a new investor in the Shares during the first twelve (12) months of ownership. The total estimated fees and expenses are expressed as a percentage of $32.65 (the NAV per Share on March 31, 2016) or $816,250 (the NAV per Basket on March 31, 2016). Although the Sponsor has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ. See “Charges—Fees and Expenses” for a description of the estimated fees, commissions, expenses and other charges of the Fund.

Income/Expense	Per Share (1)		Per Basket (2)
NAV (as March 31, 2016)	$32.65	100%	$816,250	100%

Sponsor Fee (3)	0.31	0.95	7,754	0.95
Brokerage Commissions and Fees (4)(5)	0.10	0.30	2,449	0.30
Organizational and Offering Expenses (6)	0.00	0.00	0	0.00
Routine Operational, Administrative and Other Ordinary Expenses (7)(8)	0.00	0.00	0	0.00
Interest Income (9)	0.00	0.00	0	0.00
Annual Breakeven (10)	$0.41	1.25%	$10,203	1.25%

(1)	Assumes that the Shares have a constant month-end NAV and is based on $32.65 as the NAV per Share. The actual NAV of the Fund will differ.
(2)	Assumes that the Baskets have a constant month-end NAV and is based on $816,250 as the NAV per Basket. The actual NAV of the Fund will differ.
(3)	The Fund is contractually obligated to pay the Sponsor a Sponsor Fee of 0.95% per annum on average NAV, payable monthly. From the Sponsor Fee, the Sponsor will be responsible for paying the fees and expenses of the Administrator, the Distributor and the Trustee, and the routine operational, administrative and other ordinary expenses of the Fund including the fee payable to the Sub-Adviser, in each case subject to reimbursement by the Fund (other than marketing-related expenses). See “Charges—Fees and Expenses.”
(4)	Investors may pay customary brokerage commissions to their brokers in connection with the purchases of Shares. Because brokerage commission rates will vary from investor to investor, brokerage commissions are not included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
(5)	The Fund is subject to brokerage commissions (not expected to be higher than 0.30% per annum of the Fund’s average daily NAV) including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC-regulated investments. The effects of trading spreads, financing costs associated with Coal Futures, and costs relating to the purchase of U.S. Treasuries or similar high credit quality, short-term, fixed-income or similar securities are not included in this analysis. See “—Accrual” below and “Charges—Fees and Expenses—Accrual.”
(6)

The Sponsor’s predecessor paid all of the costs and expenses incurred in connection with the Fund’s organization and the continuous offering of the Shares through December 31, 2015, which are estimated to be approximately $368,051. From January 1, 2016 forward, the Sponsor will continue to pay the costs and expenses incurred in connection with the continuous offering of the Shares, subject to reimbursement by the Fund in the future. See “—Accrual” below and “Charges—Fees and Expenses—Accrual.”
(7)	The Sponsor’s predecessor paid all of the Fund’s routine operational, administrative and other ordinary expenses through December 31, 2015, excluding brokerage commissions and other fees prohibited by the Trust Agreement, which are estimated to be approximately $209,969. From January 1, 2016 forward, the Sponsor will continue to pay the Fund’s routine operational, administrative and other ordinary expenses, subject to reimbursement by the Fund in the future. See “—Accrual” below and “Charges—Fees and Expenses—Accrual.”
(8)	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $200 per order. Because these transaction fees are de minimis in amount, are charged on a transaction by transaction basis (and not on a Basket by Basket basis), and are expected to be borne by the Authorized Participants, they have not been included in the Breakeven Table.
(9)	The Fund is not expected to earn more than a de minimis amount of interest income. As a result, the dollar amounts and percentages shown for interest income are zero.
(10)	The percentage of revenue required for the Fund to breakeven at the end of the first twelve (12) months of an investment, by definition, is expected to be 1.25% per annum the Fund’s average daily NAV.

The Fund will be successful only if its annual return from trading, plus its annual interest income from U.S. Treasuries (if any), exceeds its fees and expenses per annum. The Fund is not expected to earn more than a de minimis amount of interest income. Consequently, based upon the difference between the expected interest income rate and the annual fees and expenses set forth above, the Fund is expected to require trading income equal to approximately 1.25% per annum to breakeven.

Accrual

The Fund’s (i) brokerage commissions and fees, (ii) organizational and offering fees and expenses, and (iii) ongoing operational, administrative, professional and other ordinary fees and expenses, including fees paid to the Sub-Adviser and certain other Fund advisers, are accrued at a rate of 0.30% per annum in the aggregate. Of the amounts so accrued, the Fund will first pay its brokerage commissions and fees, with the remainder, if any, to be applied towards the reimbursement of the Sponsor for first, the Fund’s ongoing operational, administrative, professional and other ordinary fees and expenses (other than any marketing-related fees and expenses) incurred from January 1, 2016 forward, and second, the Fund’s organizational and offering fees and expenses incurred from January 1, 2016 forward.

RISK FACTORS

Investors should consider carefully the risks described below and elsewhere in this prospectus before making an investment decision. Before investing in the Shares, Investors should also refer to the other information included in this prospectus, and the Fund’s financial statements and the related notes as reported in the Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference herein.

Risks Associated with the Coal Industry

The Fund and its assets are subject to the risks inherent in the coal industry.

The Fund’s investment objective is to provide investors with exposure to the daily change in the price of Coal Futures, before Fund liabilities and expenses. Accordingly, the value of the Shares relates directly to the value of the Fund’s portfolio of Coal Futures, and the price of Coal Futures relates directly to coal commodity prices. In the past, the price of coal has been volatile, and the Sponsor expects this volatility to continue. The markets and prices for coal are affected by many factors, including:

•	the location, availability, quality and price of competing fuels such as natural gas and oil, and alternative energy sources such as hydroelectric and nuclear power;

•	technological developments in the traditional and alternative energy industries;

•	global demand for electricity and steel;

•	energy, environmental, fiscal and other governmental programs and policies;

•	weather and other environmental conditions;

•	global or regional political, economic or financial events and conditions;

•	global coal inventories, production rates and production costs;

•	currency exchange rates; and

•	the general sentiment of market participants.

The Sponsor anticipates that a decline in the price of coal will result in a decline in the NAV and the value of the Shares.

The coal industry is extensively regulated, and costs of compliance with existing and future regulations could adversely impact the price of coal.

Coal mining operations are subject to a variety of foreign, federal, state and local environmental, health and safety, transportation, labor and other laws and regulations. Examples include laws and regulations relating to employee health and safety, emissions to air and discharges to water, reclamation and restoration, and storage, treatment and disposal of waste. Industry participants incur substantial costs to comply with such laws and regulations. New laws and regulations, as well as future interpretations or different enforcement of existing laws and regulations, may require substantial increases in equipment and operating costs and delays, interruptions or a termination of operations, all of which may negatively impact the price of coal and an investment in the Shares.

Climate change initiatives could significantly reduce the demand for coal, increase coal production costs and adversely impact the price of coal.

Global climate change continues to attract considerable public and scientific attention with widespread concern about the impacts of human activity, especially the emissions of greenhouse gasses (“GHGs”) such as carbon dioxide and methane. Combustion of fossil fuels, such as coal, results in the creation of carbon dioxide that is currently emitted into the atmosphere by coal end users, such as coal-fired electric generation power plants. Considerable and increasing foreign, federal, state and local government attention is being paid to reducing GHG emissions. In addition, recent private initiatives, such as “green” standards developed by end users and service providers to suppliers and end users, have similarly focused on the reduction of GHG emissions. Changes in GHG emissions standards or other relevant climate change initiatives could adversely affect the price and demand for coal and an investment in the Shares.

Risks Associated with the Fund’s Operations

The Fund may not always achieve its stated investment objective.

The Fund seeks to invest its assets to the fullest extent possible in Coal Futures to achieve its investment objective of providing investors exposure to the daily change in Coal Futures, before Fund liabilities and expenses. However, changes in the NAV may not replicate the performance of Coal Futures due to a variety of reasons, including but not limited to:

•	the Fund may not be able to purchase or sell the exact amount of Coal Futures required to meet its investment objective;

•	coal market disruptions may prevent the Fund from purchasing Coal Futures at a particular price, or at all;

•	regulatory or other extraordinary circumstances may limit the Fund’s ability to create or redeem Baskets;

•	the Fund will pay certain of its fees and expenses, including brokerage fees and expenses, extraordinary expenses, and the Sponsor Fee, and a significant increase in the Fund’s liabilities and expenses could lead to underperformance of the Fund relative to daily percentage changes in the Coal Futures;

•	to avoid being leveraged, the Fund will always attempt to invest slightly under 100% of its assets in Coal Futures, which could lead to underperformance of the Fund relative to daily percentage changes in the Coal Futures;

•	an imperfect correlation between the performance of Coal Futures held by the Fund and the Fund’s NAV;

•	bid-ask spreads;

•	market illiquidity or disruption;

•	rounding of Share prices;

•	the amount of Coal Futures liquidated to satisfy redemption requests;

•	the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies, or regulatory or tax law requirements; and

•	early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Regulatory and exchange position limits, accountability limits and other rules may restrict the creation of Baskets and the Fund’s ability to achieve its investment objective.

Various commodity exchange rules impose speculative position and accountability limits on market participants trading in certain commodities. For example, Rotterdam Coal Futures Contracts listed on the CME Facilities currently have position limits only in the expiration month, with accountability limits applying to all other delivery months. Although accountability limits are not a firm limit, the CME may exercise greater scrutiny and control once an investor’s position has passed the accountability limit (which is 7,000 contracts for Rotterdam Coal futures contracts).

In addition to accountability and position limits, exchanges may also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached with respect to a particular futures contract, no trades may be made at a price beyond that limit. The Fund intends to invest all of its assets to the greatest extent possible in Coal Futures. If the Fund encounters accountability levels, position limits or price fluctuation limits for these contracts, it may not be able to create the Baskets necessary to accomplish its stated investment objective.

Furthermore, certain market conditions may restrict the Fund’s ability to trade in Coal Futures, including extreme volatility or trading halts in the coal futures markets or the financial markets generally, operational issues causing dissemination of inaccurate market information, and force majeure events such as system failures, natural or man-made disasters, acts of God, armed conflict, acts of terrorism, riot or labor disruptions or any similar intervening circumstance. If the Fund encounters such extreme market conditions, it may not be able to create or redeem the Baskets necessary to accomplish its stated investment objective.

The Fund’s NAV may not always correspond to the Fund’s market price and, as a result, investors may be adversely affected by the creation or redemption of Baskets at a value that differs from the market price of the Shares.

The NAV per Share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares otherwise amounting to a Basket may be different from the NAV of an actual Basket (i.e., 25,000 individual Shares may trade at a premium over, or a discount to, the NAV of a Basket), and similarly the public trading price per Share may be different from the NAV per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares is closely related, but not identical, to the same forces influencing the price of the underlying commodity at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to closely track the NAV per Share over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca (or any other exchange or market on which the Shares may be quoted or traded) and the exchange on which the Coal Futures are traded. While the Shares are expected to trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. New York City time, Coal Futures may be traded during different time frames. Consequently, liquidity in Coal Futures will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the NYSE Arca is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV.

The inability to register or otherwise obtain regulatory approval for the sale of additional Shares may result in the market price of the Shares to diverge from the NAV.

At any time, the price at which Shares trade on the NYSE Arca (or any other exchange or market on which the Shares may be quoted or traded) may not accurately reflect the NAV per Share. The Shares may trade at a premium to the NAV per Share due to a number of conditions, including, but not limited to, the Fund’s inability to obtain regulatory approval from the SEC, FINRA or other regulator for the registration or sale of additional Shares. Investors who purchase Shares that are trading at a premium risk losing returns on their investment if the market price per Share subsequently converges with the NAV per Share.

Changes in the NAV may not correlate with changes in the price of the Fund’s Coal Futures traded on the CME Facilities.

The Fund may make use of “mini” Coal Futures traded on the CME Globex (if they are available) as a way of investing a dollar amount in Coal Futures that may more closely match the dollar amount of net assets of the Fund. However, even the use of mini contracts does not completely eliminate the risk that the Fund will not be able to buy or sell the exact number of Coal Futures necessary. In addition, there is a risk that because of the size and relative liquidity of such contracts when compared to standard size Coal Futures contracts, the price of a smaller contract for a particular month may not equate to the standard size Coal Futures, which could cause the change in the Fund’s per Share price and NAV to vary from changes in the average price of the Coal Futures.

The NAV may be overstated or understated due to the valuation method employed when a settlement price for Coal Futures is not available on the date of NAV calculation.

The NAV will include, in part, any unrealized profits or losses on open Coal Futures. Under normal circumstances, the NAV will reflect the settlement price of open Coal Futures on the date when the NAV is being calculated. However, a Coal Futures contract trading on the CME Facilities may not be trading on a day when the Fund is accepting creation and redemption orders. As a result, the Fund may attempt to calculate the fair value of such Coal Futures. In such a situation, the Sponsor may use the settlement price on the most recent date on which the Coal Futures could have been traded as the basis for determining the market value of such contract for such day, or use an alternative fair value methodology. Accordingly, if the Sponsor implements fair value methodologies to calculate the value of Coal Futures for any reason, there is a risk that the calculation of the NAV on the applicable day will be overstated or understated, which may adversely effect an investment in the Shares.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV.

If a substantial number of requests for the redemption of Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests solely from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation, which could have an adverse effect on the NAV.

If the Sponsor causes or permits the Fund to become leveraged, the Fund could incur substantial losses if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of the market value of the underlying futures contracts or other commodity interests. This feature permits commodity pools to “leverage” their assets by purchasing futures contracts or other commodity interests with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts or other commodity interests can cause significant losses to the pool. While the Sponsor expects the Sub-Adviser to not leverage the assets of the Fund, the Fund is dependent upon the trading and management skills of the Sub-Adviser to maintain the proper position sizes. If the Fund becomes leveraged, it could realize losses or become unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments.

The Sponsor and the Administrator have the authority to postpone, suspend or reject redemption orders.

The Sponsor may suspend the right of redemption or postpone the redemption settlement date for (1) any period during which the NYSE Arca or other exchange on which the Shares are listed is closed, other than customary holidays or weekends, or when trading is restricted or suspended, (2) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) in the event any price limits imposed by the CME or the CFTC are reached and the Sponsor believes that permitting redemptions under such circumstances may adversely impact investors. In addition, the Administrator will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV declines during the period of the delay. The parties disclaim any liability for any loss or damage that may result from any such suspension, postponement or rejection.

A Commodity Broker may become bankrupt or fail to segregate funds on the Fund’s behalf.

The Commodity Exchange Act requires a clearing broker to segregate all customer funds from the broker’s proprietary assets. If a Commodity Broker fails to comply, the assets of the Fund might not be fully protected in the event of the broker’s bankruptcy, and Shareholders could lose their investment or be limited to recovering only a pro rata share of all available funds segregated on behalf of the broker’s combined customer accounts. A Commodity Broker may, from time to time, be subject to certain regulatory and private causes of action. Current and material causes of action for the initial Commodity Brokers and Execution Broker are described under “The Brokers.”

In the event of a bankruptcy or insolvency of an exchange or clearing house, the Fund could also experience a loss of the funds deposited through a Commodity Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and/or the loss of unrealized profits on its closed positions on the exchange.

Illiquidity in the coal futures markets could make it impossible for the Fund to realize profits or limit losses.

In illiquid markets, the Fund could be unable to close out positions or take new positions to fill subscription and redemption orders or to otherwise fulfill its investment objective. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur. Unexpected market illiquidity has caused major losses for some traders in recent years in market sectors such as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. U.S. commodity exchanges impose limits on the amount by which the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract until the limit is either raised by the exchange or the contract begins to trade away from the limit price. In addition, because Coal Futures contracts traded on CME Facilities can be thinly traded, it may be difficult for the Fund to enter or exit a Coal Futures position without significantly impacting the quoted price. This could result in increased trading costs. In some cases, the liquidation of a position in a Coal Futures contract on CME Facilities may not be possible within a reasonable period of time, which could also result in increased losses to the Fund and its Shareholders.

Regulatory changes or new legislation may alter the Fund’s operations.

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) contains measures aimed at increasing the transparency and stability of the OTC derivative markets and preventing excessive speculation. Although the Dodd-Frank Act was enacted on July 21, 2010, the CFTC and the SEC, along with certain other regulators, must promulgate final rules and regulations to implement many of its provisions relating to OTC derivatives. While some of these rules have been finalized, many have not and, as a result, the final form and timing of the implementation of the new regulatory regime affecting commodity derivatives remains uncertain. In particular, on October 18, 2011, the CFTC adopted final rules under the Dodd-Frank Act establishing position limits for certain energy commodity futures and options contracts and economically equivalent swaps, futures and options. The CFTC’s rules on position limits have since been vacated on September 28, 2012 by the U.S. Circuit Court of the District of Columbia. In vacating and remanding the new position limits rules, the court nevertheless upheld the CFTC’s revisions to the legacy position limits that amended previously-enacted position limits rules and are already in place pursuant to CFTC rules. On November 5, 2013, the CFTC re-proposed for public comment new position limits and an aggregation rule both of which are currently pending and have not yet been adopted. In addition, the CFTC proposed regulations that would expand certain exemptions from aggregation of accounts of related parties. The CFTC directed staff to hold a public roundtable on June 19, 2014 to discuss certain position limit and aggregation issues. In order to provide interested parties an opportunity to comment on these issues, the CFTC reopened the public comment periods for these proposed regulations until January 22, 2015. It remains to be seen whether the CFTC will modify the proposed regulations in response to public comments. There can be no assurance that the timing, applicability and impact of final rules will not have a material adverse impact on the Fund by affecting the prices of or market for commodities relevant to the Fund’s operations and/or by reducing the availability of commodity derivatives.

The Fund and the Sponsor may be sued by outside parties which may cause the NAV or market value of the Fund to not track the value of the portfolio of the Fund and could cause the Fund to lose money.

If the Fund is sued by an outside party for any reason including unlicensed use of intellectual property, data fees, or settlement data, it could cause the NAV or market value of the Fund to not track the Fund’s underlying portfolio. Such a lawsuit could cause the Fund’s market value to deviate from the value of the Fund’s underlying portfolio and could result in losses to the Fund and its Shareholders.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

If the Fund enters into new contractual relationships or renews existing relationships with its service providers, it may incur higher fees and expenses and need to change the accruals of its Sponsor Fee, brokerage fees and expenses, or introduce new fees or expenses. Any such change in accruals or additional fees or expenses could make an investor’s investment in the Fund less profitable.

U.S. financial markets may experience periods of disruption.

U.S. financial market conditions have, from time to time, been characterized by reduced levels of corporate credit and liquidity, and have experienced periods of significant instability and volatility. Such market conditions have existed on several occasions, sometimes for extended periods, since 2008. Although U.S. financial markets have demonstrated some signs of recovery in recent periods, a return of unstable and volatile conditions could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Participants, thereby negatively impacting the Fund’s NAV and the ability of the Fund to achieve its investment objective.

The U.S. Treasury could default on its obligations to make payments on U.S. Treasuries.

In August 2011, Standard & Poor’s downgraded the United States’ long-term credit rating from AAA to AA+. Any default by the U.S. Government on all or a material portion of the Fund’s investments in U.S. Treasuries would have a negative impact on the Fund.

The Fund will experience a loss if it is required to sell U.S. Treasuries at a price lower than the price at which they were acquired.

If the Fund is required to sell U.S. Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the NAV and an investment in the Shares.

The Fund may not realize gains sufficient to compensate for its expenses and other liabilities.

The Fund will pay its accrued brokerage charges and other ordinary expenses of 0.30%, a Sponsor Fee at an annual rate of 0.95% of its average net assets, and all extraordinary expenses. See “Charges—Fees and Expenses.” These fees and expenses must be paid regardless of whether Fund activities are profitable. The Fund is expected to earn interest income at an annual rate of 0.26% per annum, based upon the yield on 90 day U.S. Treasury Bills as of December 31, 2015. Consequently, it is expected that interest income will not exceed the Fund’s fees and expenses, and therefore the Fund will need to experience positive price performance to break-even net of fees and expenses. Accordingly, the Fund must realize price gains sufficient to cover these fees and expenses before it can earn any profit. See “Charges—Breakeven Table.” A prolonged period of sustained Fund losses could negatively impact an investment in the Shares.

The Fund is not actively managed and will attempt to deliver investors exposure to daily changes in the price of Coal Futures during periods in which the prices of Coal Futures are flat or declining as well as when they are rising.

The Sponsor will seek to hold Coal Futures during periods in which daily changes in the price of Coal Futures are flat or declining as well as when they are rising, and will not actively manage the Fund based on any other discretionary criteria. For example, if the Fund’s positions in Coal Futures are declining in value, the Fund will not close out such positions, except during roll periods or for creation and redemption orders in accordance with its investment objective. Any decrease in value of the Fund’s Coal Futures positions will result in a decrease in the NAV and likely will result in a decrease in the market price of the Shares.

The past performance of the members of the Sponsor’s management team may be an inadequate or unsuitable indicator of their ability to manage the Fund.

The past performance of the members of the Sponsor’s management team is no indication of their ability to manage the Fund. See “The Sponsor and the Sub-Adviser—Sponsor—Officers” for a description of the relevant experience of the Sponsor’s new management team that was put in place on January 4, 2016.

The liability of the Sponsor and the Trustee is limited.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred, except to the extent that such liability or expense results from the gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. The Sponsor may require the Fund’s assets to be sold to cover losses or liability suffered by it or by the Trustee, resulting in a potential reduction of the NAV and value of the Shares.

The Fund and the Sponsor are subject to extensive regulatory reporting and compliance obligations.

The Shares are listed on the NYSE Arca. As a result, the Fund is subject to certain rules and regulations of federal and state authorities and relevant financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board (“PCAOB”), SEC, CFTC, NFA, FINRA and the New York Stock Exchange (“NYSE”), have in recent years issued new requirements and regulations, most notably those resulting from the enactment of the Sarbanes-Oxley Act of 2002. From time to time, since the adoption of the Sarbanes-Oxley Act of 2002, these authorities have continued to develop additional regulations or interpretations of existing regulations. The Sponsor’s efforts to comply with these regulations and interpretations will result in increased general and administrative expenses and diversion of management time and attention from achieving the Fund’s investment objective.

In addition, the Sponsor is responsible for establishing and maintaining adequate systems of internal control over financial reporting of the Fund. The Fund’s internal control system is designed to provide reasonable assurance regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to the Fund’s financial statement preparation and presentation.

The success of the Fund depends on the ability of the Sub-Adviser to accurately implement trading systems, and any failure to do so could subject the Fund to losses on such transactions.

The Sub-Adviser will use mathematical formulas to facilitate the purchase and sale of Coal Futures. The Sub-Adviser must make accurate calculations and execute the trades dictated by such calculations. In addition, the Fund relies on the Sub-Adviser to properly operate and maintain its computer and communications systems. Execution of the formulas and operation of the systems are subject to human error. Any failure, inaccuracy or delay in implementing any of the formulas or systems or executing the Fund’s transactions could impair the Fund’s ability to achieve its investment objective.

The Fund may experience substantial losses if the computer or communications systems of the Fund, the Sub-Adviser or various third parties fail.

The Fund will rely on the integrity and performance of its and the Sub-Adviser’s computer and communications systems to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities. The Fund also depends on the proper and timely function of computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Fund uses to conduct trading activities. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, or a natural disaster or other catastrophe could cause such systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of such systems may result in substantial Fund losses, liability to other parties, lost profit opportunities, increased operational expenses and diversion of technical resources.

Investors cannot be assured of the Sponsor’s or Sub-Adviser’s continued services, which if discontinued may be detrimental to the Fund.

Investors cannot be assured that the Sponsor or Sub-Adviser will be willing or able to continue to service the Fund for any length of time. If either party discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. If either party’s registrations or memberships in the NFA were revoked or suspended, such party would no longer be able to provide services to the Fund. As the Fund itself is not registered with the CFTC in any capacity, if either party were unable to provide services to the Fund, the Fund would be unable to pursue its investment objective unless and until such party’s ability to provide services to the Fund is reinstated or a replacement is appointed. Such an event could result in termination of the Fund.

The Fund is subject to various actual and potential conflicts of interest.

The Sponsor, the Sub-Adviser and their principals are not required to devote substantially all of their time to the business of the Fund, which presents the potential for numerous conflicts of interest. In addition, the Fund’s service providers may have other conflicts of interest. See “Conflicts of Interest.” Accordingly, such parties have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. Investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund or its Shareholders.

Risks Associated with an Investment in the Shares

Shareholders will not have the protections associated with ownership in an investment company registered under the Investment Company Act.

The Fund is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Consequently, Shareholders will not have the regulatory protections provided to investors in registered investment companies.

Futures-based investing is complex and risky and an investment in the Fund should be monitored consistently by investors.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, an investor could lose all of their investment in the Fund. Investing in futures-based investment products can be complex and risky and as such an investment in the Fund should be monitored consistently by investors.

An absence of “backwardation” or the presence of “contango” in the prices of Coal Futures may decrease the value of the Shares.

As the Fund’s Coal Futures near expiration, they will be replaced by contracts that have a later expiration. For example, a contract purchased and held in January 2016 may specify a March 2016 expiration. As that contract nears expiration, it may be replaced by selling the January 2016 contract and purchasing the contract expiring in April 2016. This process is referred to as “rolling.” Backwardation exists when the price for commodity contracts with shorter-term expirations are higher than the price for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the January 2016 contract would be consummated at a price that is higher than the price at which the April 2016 contract is purchased. Once the Fund purchased the April 2016 contract and assuming no other changes to the prevailing spot coal price nor the price relationship between the spot coal price and futures contracts, hypothetically the value of the April 2016 contract would increase over time, thereby creating a gain for the Fund.

Conversely, contango exists when the price for commodity contracts with longer-term expirations are higher than the price for contracts with shorter-term expirations. In these circumstances, absent other factors, the sale of the January 2016 contract would be consummated at a price that is lower than the price at which the April 2016 contract is purchased. Once the Fund purchased the April 2016 contract and assuming no other changes to the prevailing spot coal price nor the price relationship between the spot coal price and the corresponding futures contracts, hypothetically the value of the April 2016 contract would increase over time, thereby creating a loss for the Fund.

Coal Futures have historically been in a state of contango. If such a state of contango continues to persist, an investor in the Fund may experience a decrease in their return relative to spot coal prices. In addition, contango may cause a decrease in the value of the Shares in the Fund over time.

Significant variations between the market value of Shares and the prices of Coal Futures may limit an investor’s ability to use the Shares as a means to indirectly invest in coal or for hedging purposes.

While it is expected that the trading prices of the Shares will fluctuate in accordance with changes in the NAV, the market price for the Shares may also be influenced by other factors, including the short-term supply and demand for coal derivatives and the Shares. There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the NAV. This could cause changes in the price of the Shares to substantially vary from changes in the price of Coal Futures, which could prevent investors from being able to effectively use an investment in the Fund as a way to indirectly invest in coal or hedge the risk of losses in coal-related transactions.

The price of coal can be volatile, which could result in large fluctuations in the price of Shares.

Movements in the price of coal will be outside of the Sponsor’s control and may not be anticipated by the Sponsor. As discussed in more detail above, price movements for coal are influenced by, among other things, weather conditions, transportation difficulties, governmental policies, changing demand and seasonal fluctuations in supply. Coal prices may also be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, and changes in the philosophies and emotions of market participants. Because the Fund is exposed primarily to interests in coal, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

The investment objective of the Fund is not intended to correlate exactly with the spot price of coal or any spot price coal indexes and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of coal.

The investment objective of the Fund is to provide investors exposure to the daily change in the price of Coal Futures, not the current spot prices of coal or any coal spot price indexes. Weak correlation between the NAV or market price of the Fund and the coal spot prices may result from typical seasonal fluctuations in coal prices, among other factors. If there is a weak correlation between Coal Futures and the coal spot prices, then the market price of the Shares may not accurately track the coal spot prices and investors may not be able to effectively use the Fund as a way to hedge the risk of losses in coal-related transactions or as a way to indirectly invest in coal.

The lack of an active trading market for the Shares will affect the liquidity of the Shares.

Although the Shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

The NYSE Arca may halt trading in the Shares or delist the Shares.

The Shares are listed for trading on the NYSE Arca under the market symbol “TONS.” Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline in the equity markets. Any suspension of trading of the Shares could adversely impact an investor’s ability to purchase or sell Shares.

Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares on the NYSE Arca will continue to be met or will remain unchanged. Should the Fund fail to satisfy such requirements and the Shares become delisted, the Sponsor may seek an alternative securities exchange on which to list the Shares or terminate the Fund.

The Shares are a new securities product and could be adversely affected by unanticipated operational or trading issues.

The Shares, including the mechanisms and procedures governing the creation, redemption and offering thereof, are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the Fund’s operations or the mechanics of trading in the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable to resolve such problems or issues.

The Fund has a limited operating history, which limits investors ability to evaluate past performance in deciding whether to buy the Shares.

The Fund has limited trading performance history upon which to evaluate an investment in the Fund. Past performance is not necessarily indicative of future results.

An investment in the Shares may be adversely affected by competition from other methods of investing in coal.

The Fund will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the coal industry and other securities that may be linked to coal, direct investments in coal and investment vehicles similar to the Fund. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in coal directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The liquidity of the Shares may be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants or other liquidity providers holding substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares.

The Fund has not appointed any independent experts or advisers to advise investors regarding an investment in the Shares.

No counsel has been appointed to represent investors in connection with the offering of the Shares. Accordingly, each investor should consult its own legal, tax and financial advisers regarding the advisability of an investment in the Shares.

The Fund may terminate and liquidate at a time that is disadvantageous to Shareholders.

Termination and liquidation of the Fund could occur at a time that is disadvantageous to Shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. See “The Trust Agreement—Fund Termination Events.”

Shareholders do not have the rights enjoyed by investors in more traditional equity investments.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of common stock of a corporation or other business entity including, for example, the right to bring “oppressive” or “derivative” actions. In addition, the Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, and the Fund is not required to pay regular dividends. See “Description of the Shares” for a description of the limited rights of Shareholders.

Although the Shares are limited liability investments, certain circumstances such as bankruptcy or indemnification of the Fund by a Shareholder will increase the Shareholder’s liability.

The Shares are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the Fund any distribution received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Fund has been formed. It is possible that a court in such a state could determine that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Additionally, in the event the Fund is made party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Fund, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Fund for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Fund does not expect to make cash distributions.

Unlike commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund intends to re-invest any realized gains in Coal Futures rather than distributing cash to Shareholders. Investors should not invest in the Fund if they will need cash distributions from the Fund to pay taxes on their share of income and gains of the Fund, if any, or for any other reason.

Shareholders will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Items of income, gain, deduction, loss and credit with respect to the Shares could be reallocated if the Internal Revenue Service does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the Internal Revenue Service will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”) and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects Shareholders.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains (including certain dividend income) are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. Capital gains generally will be included in net investment income, which also is taxed at an additional rate of 3.8% in the case of certain taxpayers having “net investment income” in excess of certain threshold amounts (the “Medicare Contribution Tax”). Further, this tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Investors in the Fund will receive a Schedule K-1 document which reports their allocable portion of tax items. A Schedule K-1 is usually complex and may require individuals to engage a tax expert.

Calculating the estimated U.S federal and state taxes for a publicly traded partnership such as the Fund is a complicated process. To the extent the Fund’s assumptions and conventions used in preparing Shareholders’ tax liability and Schedule K-1’s are not in compliance or not accepted by the IRS, it is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the requirements of the Code and/or Regulations and could require that items of income, gain, loss, and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders. In addition, the complexity of a Schedule K-1 may require an investor, particularly an individual investor, to have to engage with a tax expert which may result in that investor incurring additional expenses related to preparing their individual tax returns.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

USE OF PROCEEDS

General

The Fund uses the proceeds from the sale of Baskets to purchase Coal Futures to the greatest extent possible, without (i) being leveraged or unable to satisfy its current or potential margin and/or collateral obligations with respect to its investments, or (ii) exceeding relevant position limits. The Fund also purchases U.S. Treasuries for deposit with a Commodity Broker as margin or to otherwise cover the Fund’s remaining notional exposure to Coal Futures.

All proceeds received from the sale of Baskets are used to achieve the Fund’s investment objective and to pay certain fees and expenses of the Fund. The Fund receives 100% of the interest income earned on its interest bearing assets. The Sponsor will attempt to cause the Fund’s holdings to be posted daily at www.wisdomtree.com after 5:00 p.m. New York time.

Investments in Coal Futures

Under normal market conditions, the Fund pursues its investment objective by purchasing Coal Futures that are traded on the CME Facilities, including smaller sized “mini” contracts (if they are available), to the greatest extent possible, without being leveraged or exceeding relevant position limits. The term “under normal market conditions” includes, but is not limited to, the absence of extreme volatility or trading halts in the coal futures markets or the financial markets generally; operational issues causing dissemination of inaccurate market information; or force majeure events such as system failures, natural or man-made disasters, acts of God, armed conflict, acts of terrorism, riot or labor disruptions or any similar intervening circumstance. The Fund places purchase orders for Coal Futures with a Commodity Broker.

As the Fund initially plans to trade primarily on CME ClearPort, the Fund executes trades of Block Traded Coal Futures via CME ClearPort by placing purchase orders with an Execution Broker. The Execution Broker identifies a selling counterparty, and simultaneously with completion of the transaction, the Block Traded Coal Futures are entered into CME ClearPort by the Execution Broker, thereby completing the transaction and creating a cleared futures transaction. If the CME does not accept the transaction for any reason, the transaction is considered null and void and of no legal effect. As a result, the Sponsor expects that all of the Fund’s positions in Coal Futures, whether traded on the CME ClearPort Block Trade entry systems (the current practice) or on CME Globex (which may occur in the future), will be cleared by CME clearing member firms, thereby minimizing counterparty risk.

The Fund intends to hold the three month strip of the nearest calendar quarter of Coal Futures contracts traded on the CME Facilities. The four calendar quarters are January, February, and March (“Q1”); April, May, and June (“Q2”); July, August, and September (“Q3”); and October, November, and December (“Q4”). The Fund intends to invest an equal tonnage (equal number of futures contracts) in each of the three months comprising the nearby calendar quarter.

Four times a year, the Fund will attempt to roll its positions in the nearby calendar quarter to the next calendar quarter over 5 business days on a pro-rata basis. The first roll day is the 2nd Monday of the month prior to the nearby calendar quarter. For example, if the Fund was currently holding the Q1 calendar quarter it would roll over a 5 business day period starting on the 2nd Monday in December. Each day during the roll period the Fund would decrease the percentage of its portfolio that is in Q1 by 20% and increase its percentage in Q2 by 20%.

The Fund also realizes interest income from its holdings in U.S. Treasuries, which may be posted as margin or otherwise held to cover the Fund’s remaining notional exposures to Coal Futures. The Sub-Adviser will deposit a portion of the Fund’s net assets with a Commodity Broker or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investment in Coal Futures. See “—Margin; Composition of Portfolio” below. The Fund uses only U.S. Treasuries, cash and/or cash equivalents to satisfy these requirements. Up to 10% of the Fund’s assets are expected to be committed as margin and/or collateral for Coal Futures. However, from time to time, the percentage of assets committed as margin or collateral may be substantially more, or less, than 10%. The remaining portion of the Fund’s assets are held in U.S. Treasuries, cash and/or cash equivalents by a Commodity Broker, in its capacity as the Fund’s custodian.

The Sub-Adviser does not anticipate that the Fund’s Coal Futures positions will be held until expiration, nor does the Sub-Adviser expect the Fund to take or make delivery of any physical commodities. Instead, the Sub-Adviser expects to sell near to expiry Coal Futures and reinvest the proceeds in new Coal Futures to achieve the Fund’s investment objective. Positions may also be closed out to meet orders for the redemption of Baskets, in which case the proceeds from closing the positions will not be reinvested. The Sponsor is authorized by the Fund in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants of the Fund.

Margin; Composition of Portfolio

When the Fund purchases Coal Futures on the CME Facilities, the Fund will be required to deposit a portion of the value of the contract or other interest as security to ensure payment for the underlying obligation. This deposit is known as initial margin.

For example, the purchase of a notional $10 million of Coal Futures traded on the CME Facilities would require the Fund to make an initial margin deposit representing only a fraction of the notional amount. The Fund would deposit the required initial margin with a Commodity Broker in the form of a mix of cash and U.S. Treasuries. Fund assets in an amount equal to the difference between the initial margin and the notional value of the Coal Futures are held in U.S. Treasuries, cash and/or cash equivalents in a segregated account with a Commodity Broker and used to meet future margin payments, if any.

Although the allocations may vary substantially over time, as of the date of this prospectus, the Sponsor estimates that:

•	approximately 10% of the NAV will be held as margin deposits in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with a Commodity Broker, in accordance with the applicable CFTC rules; and

•	approximately 90% of the NAV will be held to pay current obligations and as reserves in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with a Commodity Broker.

The Sponsor has the sole authority to determine the percentage of assets that will be:

•	held as margin or collateral; and

•	held in U.S. Treasuries, cash and/or cash equivalents to pay current obligations and as reserves.

The assets deposited by the Fund with a Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. See “Risk Factors—Risks Associated with the Fund’s Operations—A Commodity Broker may become bankrupt or fail to segregate funds on the Fund’s behalf.” Such segregated funds may be invested only in instruments approved by the CFTC, which include (i) U.S. government securities, (ii) municipal securities, (iii) U.S. agency obligations, (iv) certificates of deposit, (v) commercial paper guaranteed by the U.S. government, (vi) corporate notes or bonds guaranteed by the U.S. government, and (vii) interests in money market mutual funds; however, the Sponsor anticipates that the Fund’s margin deposit assets will be invested only in U.S. Treasuries or otherwise held as cash and/or cash equivalents. Shareholders will not be required to post variation margin.

THE COAL MARKET

The following is a brief introduction to the global coal industry. The data presented below is derived from information released by various third-party sources. Although the Sponsor believes this information to be accurate, it has not independently verified this information. The third-party sources from which certain of the information presented below include the World Coal Association, the U.S. Energy Information Administration, the American Coal Foundation and the American Geosciences Institute.

General

Coal is a safe, reliable, easily stored and readily available source of energy produced in over 50 countries, consumed in over 70 countries and traded globally. Coal is a low-cost fossil fuel used primarily for electric power generation, and is typically significantly less expensive than oil and generally competitive with natural gas and nuclear power generation. Coal is also used to produce steel (coal is used in nearly 70% of global steel production) and by a variety of other industrial consumers to heat and power foundries, cement plants, paper mills, chemical plants and other manufacturing and processing facilities. In general, coal is characterized by end use as either steam coal or metallurgical coal. Steam coal is used primarily as fuel by utilities to generate electrical power. It is also used by industrial facilities to produce steam, electricity or both. Metallurgical coal is refined into coke, which is used in the production of steel.

Coal is classified into four general categories, or “ranks,” based on carbon content. Carbon is the source of coal’s heating value, but other factors also influence the amount of coal’s energy per unit of weight. The amount of energy in coal is expressed in British thermal units (“BTU”) per pound. A BTU is the amount of heat required to raise the temperature of one pound of water by one degree Fahrenheit. The four ranks of coal include:

•	Lignite. Lignite is geologically young coal that has the lowest carbon content (approximately 25% to 35%), and consequently the lowest energy content, of the four ranks of coal. Lignite has a heat value ranging between 4,000 and 8,300 BTUs-per-pound. Sometimes called brown coal, lignite is mainly used for electric power generation primarily in power plants close in proximity to the source.

•	Sub-Bituminous. Sub-bituminous coal contains about 35% to 45% carbon and has a heat value between 8,300 and 13,000 BTUs-per-pound. Approximately half of the coal produced within North America is sub-bituminous. Although the heat value of sub-bituminous coal is lower than bituminous, it tends to be lower in sulfur content and cleaner burning.

•	Bituminous. Bituminous, or black coal, is the most abundant type of coal. Bituminous contains approximately 45% to 86% carbon and has a heat value between 10,500 and 15,500 BTUs-per-pound. Bituminous has little water content or other impurities except for sulfur, and is easily ignited.

•	Anthracite. Anthracite coal contains approximately 92% to 98% carbon and has a heat value of nearly 15,000 BTUs-per-pound. Anthracite has a heat value greater than that of Bituminous, but is hard to light, scarcer and more expensive.

Production and Supply

China remains the largest producer of coal in the world, with an estimated production of 3.991 billion metric tonnes (“mt”) in 2012. The United States and India follow China with estimated hard coal production of approximately 1.016 billion mt and 694 million mt, respectively, in 20121. Among the nations principally supplying coal to the global power and steel markets are Australia, historically the world’s largest coal exporter with exports of approximately 332 million mt in 2012, as well as Indonesia, Russia, United States, Colombia and South Africa. Total United States exports of coal decreased in 2013 by approximately 6% over 2012 to 118 million mt.2

Coal supply can be influenced by changes in coal mining capacity, productivity and depletion rates, changes in government subsidization, regulation, new capacity, climate events (i.e., floods, rains), availability of mining equipment and availability and cost of skilled labor and railroad/river barge/ocean bulk services.

[1]	Source: U.S. Energy Information Administration: (http://www.eia.gov/cfapps/ipdbproject/IEDIndex3.cfm?tid=1&pid=1&aid=24).
[2]	Source: U.S. Energy Administration Association: (http://www.eia.gov/beta/coal/data/browser/#/topic/41?agg=0,2,1&rank=g&freq=A&start=2001&end=2012&ctype=map&ltype=pin&rtype=s&maptype=0&rse=0&pin=)

Demand

Global coal demand grew by more than 3.0% in 2013 over 2012.3 In 2011, China, the United States and India were the world’s largest consumers of coal (ranked 1st, 2nd and 3rd, respectively). In 2012, China was the largest importer of coal with imports of approximately 5.151 billion mt. The United States and India consumed 889 and 745 million mt, respectively.4

Factors impacting coal demand include the demand for electricity, governmental regulation impacting power generation, technological developments, transportation costs, climate events (i.e., floods and rains), exchange rates and the location, availability and cost of other fuels such as natural gas, oil, nuclear and hydroelectric power.

European Coal

European coal is often classified into two broad categories: hard coal and lignite or brown coal. Hard coal is further subdivided into two types of coal as steam (or thermal) coal, used for power generation and for industrial applications; and coking coal which is used by the iron and steel industry to make coke. Hard coal has an energy content above 4,500 kilocalories/kilogram (“kcal/kg”) and water content lower than 35%. Only hard coal is traded internationally because of its higher energy content relative to freight costs. The other broad category, lignite or brown coal, has an energy content of less than 4,500 kcal/kg, and water content above 35%. It is mostly used in local markets for power generation.5

Although coal is mined in many European coal countries, as of 2013 only about 35% of hard coal consumption was covered by production in the European Union (the “EU”). Coal consumption of hard coal in the EU reached its lowest level in 2009 at 715 million tons. Since then, consumption has resumed growing and an increase of 4.7% was recorded in 2013 from 2009 levels.6

Although economic slowdowns in the EU in 2011 and 2012 reduced overall electricity demand, coal demand by utilities actually increased during this period replacing the relatively more expensive natural gas. This is thought to be largely a result of relatively high priced natural gas in Europe and low priced coal as well as the collapse of the price of carbon credits. The low priced coal was in part caused by the “shale revolution” of cheap natural gas in the United States, which resulted in a surge in coal imports from the United States and Colombia that pressured coal prices downward in Europe.

Within Europe, Germany is one of the largest producers and importers of coal, importing some 45 million tons of hard coal in 2012 which represented 79% of Germany’s national consumption.7 In addition to Germany, major European importing countries of coal also include the United Kingdom, Spain, and Italy.8

One of the largest coal ports in Europe in terms of total cargo is the port of Rotterdam9 which also often provides benchmark prices for coal transactions across Europe. The largest exporting countries to Europe in order of tons exported are Russia, Colombia, and the United States as of 2013.10

Rotterdam Coal Futures

The CME lists Rotterdam Coal Futures under the symbol “MTF.” The trading unit for the Rotterdam contract is 1,000 tons. Rotterdam Coal Futures are financially settled against the Argus/McCloskey Coal Price Index (“API 2 Index”)11 as

[3]	Source: BP Statistical Review of World Energy, 2013, page 33: (http://www.bp.com/content/dam/bp/pdf/Energy-economics/statistical-review-2014/BP-statistical-review-of-world-energy-2014-full-report.pdf)
[4]	Source: US Energy Information Administration, 2014: (http://www.eia.gov/cfapps/ipdbproject/IEDIndex3.cfm?tid=1&pid=1&aid=24)
[5]	Source: Cornot-Gandolphe, Sylvie. “Global Coal Trade From Tightness to Oversupply.” February 2013. Institut Francais des Relations Internationales, page 11. (http://www.ifri.org/?page=contribution-detail&id=7570&lang=uk)
[6]	Source: EuroStat, October 2014: (http://epp.eurostat.ec.europa.eu/statistics_explained/index.php/Coal_consumption_statistics)
[7]	Source: “Coal Industry Across Europe.” 5th Edition 2013. European Association for Coal and Lignite, page 31. (http://www.euracoal.org/pages/medien.php?idpage=1410)
[8]	Source: Cornot-Gandolphe, Sylvie. “Global Coal Trade From Tightness to Oversupply.” February 2013. Institut Francais des Relations Internationales, page 32. (http://www.ifri.org/?page=contribution-detail&lang=uk)
[9]	Source: Port of Rotterdam website. October 2014: (http://www.portofrotterdam.com/en/Port/port-in-general/Pages/default.aspx)
[10]	Source: EuroStat, October 2014: (http://epp.eurostat.ec.europa.eu/statistics_explained/index.php/File:Hard_coal_imports_into_EU-28_by_country_of_origin,_2013_(%25_based_on_kt).png)
[11]	Neither the Fund, the Sponsor, nor any of their affiliates are sponsored, endorsed, or promoted by, or otherwise associated with, Argus Media, IHGS Global Ltd., or the CME Group.

published in the Argus/McCloskey Coal Price Index Report, and are subject to CME position and accountability limits. The API 2 Index is calculated by Argus Media.12 Coal included in the API 2 Index calculation must generally be delivered to the ports of Antwerp, Rotterdam, or Amsterdam with certain exceptions for coal that is delivered to North West European countries and netted back to a Rotterdam delivery equivalent using freight differentials between discharge ports. Coal included in the API 2 Index must be bituminous and meet several criteria to qualify including having an energy value of 6,000 kcal/kg, a maximum sulfur content of 1.00%, and be part of a cargo with a minimum quantity of 50,000 tonnes of coal on the most economic vessel from the port of origin.13 Neither the Fund, the Sponsor, nor any of their affiliates are sponsored, endorsed, or promoted by, or otherwise associated with, Argus Media Inc., IHS Global Ltd., or the CME Group.

Trading of Rotterdam Coal Futures contracts terminates on the last Friday of the delivery month. Trading can occur in any of up to 84 consecutive months. Contracts for each new year are added following the termination of trading in the December contract of the current year.

The chart below shows the second calendar month minus the first calendar month for Rotterdam coal futures from September 30, 2011 to May 31, 2016. When the line is above zero it indicates the front month is lower than the next month indicating the market is in contango, when the line is below zero it indicates the front month is higher than the next month indicating the market is in backwardation.

Source: Bloomberg

[12]	Source: Argus Media: (http://www.argusmedia.com/Coal/Argus-McCloskeys-Coal-Price-Index-Report)
[13]	Source: IHS McCloskey, November 2010: (http://cr.mccloskeycoal.com/journals/McCloskey/McCloskeyCR/Issue_249_-_26_November_2010/attachments/Methodology_May%202012_(October%202013%20Edited%20Version).pdf)

THE FUND

Overview

The Fund is a commodity pool that was organized as a Delaware statutory trust on June 18, 2012. See “The Trust Agreement” for a description of the material terms of the Trust Agreement governing the Fund. The business of the Fund is limited to (i) creating and redeeming Baskets of Shares on a continuous basis, and (ii) investing proceeds in a portfolio of Coal Futures and U.S. Treasuries. See “Creation and Redemption of Shares” and “Use of Proceeds.” The Fund will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of Coal Futures. The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual unless terminated earlier in certain circumstances. The Fund is not registered, is not required to register, and will not register, as an investment company under the Investment Company Act. WisdomTree Coal Services, LLC is the Sponsor of the Fund, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the Trustee of the Fund and GreenHaven Advisors LLC is the Sub-Adviser of the Fund.

On October 29, 2015, GreenHaven Group LLC (“GH”), the Sponsor and certain other parties entered into a Unit Purchase Agreement with WisdomTree Investments, Inc. (“WTI”). Pursuant to the Purchase Agreement, GH agreed to transfer and sell to WTI all of the issued and outstanding units of membership interest in the Sponsor, including the sole and exclusive power to direct the business and affairs of the Fund, as well as certain other assets pertaining to the management of the Fund, subject to various terms and conditions (the “Transaction”).

The Transaction was consummated on January 4, 2016 with an effective date of January 1, 2016. As a result, WTI became the sole member of the Sponsor.

Additionally, in connection with the Transaction, the Sponsor and the Fund have engaged GreenHaven Advisors LLC (the “Sub-Adviser”) pursuant to a sub-advisory arrangement to provide advisory services to the Sponsor and the Fund for a period of time, in exchange for certain management fees.

The website www.wisdomtree.com will provide ongoing pricing information for the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The Sponsor will attempt to cause the Fund’s daily NAV to be posted at www.wisdomtree.com.

The principal offices of the Fund are located at c/o WisdomTree Coal Services, LLC, at 245 Park Avenue, 35th Floor, New York, New York 10167, and its telephone number is (866) 909-9473.

Investment Objective

The investment objective of the Fund is to provide investors with exposure to the daily change in the price of Coal Futures, before expenses and liabilities of the Fund. The Fund seeks to invest in a three month strip of the nearest calendar quarter of Rotterdam Coal Futures Contracts traded on the CME Group, Inc. Globex or CME ClearPort electronic trading platforms. The Fund invests in Coal Futures on a non-discretionary basis (i.e., without regard to whether the value of the Fund is rising or falling over any particular period). See “Use of Proceeds.”

The Fund intends to hold the three month strip of the nearest calendar quarter of Coal Futures contracts traded on the CME. The four calendar quarters are January, February, and March (“Q1”); April, May, and June (“Q2”); July, August, and September (“Q3”); and October, November, and December (“Q4”). The Fund intends to invest an equal tonnage (equal number of futures contracts) in each of the three months comprising the nearby calendar quarter.

Four times a year, the Fund will attempt to roll its position in the nearby calendar quarter to the next calendar quarter over 5 business days on a pro-rata basis. The first roll day is the 2nd Monday of the month prior to the nearby calendar quarter. For example, if the Fund was currently holding the Q1 calendar quarter it would roll over a 5 business day period starting on the 2nd Monday in December. Each day during the roll period the Fund would decrease the percentage of its portfolio that is in Q1 by 20% and increase its percentage in Q2 by 20%.

The Fund’s portfolio will be traded with a view to reflecting the performance of Coal Futures, whether Coal Futures are rising, falling or flat over any particular period. To maintain the correlation between the Fund and the daily percent change of Coal Futures, the Sponsor may adjust the Fund’s portfolio of investments on a daily basis in response to creation and redemption orders or during the roll period.

It is not the intent of the Fund to be operated in a fashion such that its NAV will equal, in dollar terms, the coal spot price or any particular coal futures contract. It is not the intent of the Fund to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular coal futures contract as measured over a period greater than one day.

The Fund’s non-discretionary investment strategy is designed to permit investors to gain exposure to daily changes in the price of Coal Futures in a cost-effective manner, and/or to permit participants in the coal or other industries to hedge the risk of losses in their coal-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in coal and/or the risks involved in hedging may exist. See “Risk Factors.” The Fund is intended to be used as a diversification opportunity as part of a complete investment portfolio, not a complete investment program.

Because the Sponsor expects that (i) the price of the Shares listed on the NYSE Arca will not materially deviate from the NAV (primarily due to arbitrage opportunities), and (ii) daily changes in the NAV will correlate closely with daily changes in a three month strip of Coal Futures held by the Fund, the Sponsor believes that an investment in the Shares provides investors with an opportunity to gain exposure to changes in the price of coal in a transparent, cost-effective manner. The Sponsor believes the Shares offer an investment that is:

•	Easily Accessible and Relatively Cost Efficient. As the Shares are listed on the NYSE Arca, investors can access the market for Coal Futures through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that are affected by changes in the price of coal by investing in the Shares as compared to other means of investing in coal.

•	Exchange-traded and Transparent. The Shares trade on the NYSE Arca, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor will attempt to cause the composition of the Fund’s investment portfolio to be posted at www.wisdomtree.com daily, providing investors with a clear and timely picture of the Fund’s holdings.

•	Competitively Priced. The Sponsor’s fee and certain other expenses paid by the Fund represent costs to an investor purchasing Shares. An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in coal by other means.

See “Risk Factors” for a discussion regarding certain of the risks associated with an investment in the Shares including, but not limited to, the risk that the NAV may not always correspond to the market price of the Shares due to a variety of reasons.

Emerging Growth Company Status

As a company with less than $1 billion in revenue during its last fiscal year, the Fund qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. As an “emerging growth company,” the Fund may, but does not intend to, take advantage of reduced reporting and other requirements that are otherwise applicable generally to public companies. The exemptions include:

•	a requirement to disclose only two years of audited financial statements, selected financial data and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this registration statement;

•	reduced disclosure about its executive compensation arrangements;

•	no requirement to hold nonbinding advisory shareholder votes on executive compensation or golden parachute arrangements;

•	an exemption from the auditor attestation requirement in the assessment on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•	the option to use an extended transition period for complying with new or revised accounting standards.

The Fund may, but does not intend to, take advantage of these exemptions for up to five years or such earlier time that it is no longer an “emerging growth company.” In general, the Fund would cease to qualify as an “emerging growth company” if it has more than $1 billion in annual revenues, it has more than $700 million in market value of its shares held by non-affiliates on any June 30th after it has been public for a year, or the Fund issues more than $1 billion of non-convertible debt over a three-year period.

The Fund is choosing to “opt out” of a provision of the JOBS Act that permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, the Fund will comply with new or revised accounting standards on the relevant dates on which the adoption of such standards is required for non-emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

CHARGES

Breakeven Table

The following table shows the estimated amount of fees and expenses that are anticipated to be incurred by a new investor in the Shares during the first twelve (12) months of ownership. The total estimated fees and expenses are expressed as a percentage of $32.65 (the NAV per Share on March 31, 2016) or $816,250 (the NAV per Basket on March 31, 2016). Although the Sponsor has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Shares may differ. See “Charges—Fees and Expenses” for a description of the estimated fees, commissions, expenses and other charges of the Fund.

Income/Expense	Per Share (1)		Per Basket (2)
NAV (as of March 31, 2016)	$32.65	100%	$816,250	100%
Sponsor Fee (3)	0.31	0.95	7,754	0.95
Brokerage Commissions and Fees (4)(5)	0.10	0.30	2,449	0.30
Organizational and Offering Expenses (6)	0.00	0.00	0	0.00
Routine Operational, Administrative and Other Ordinary Expenses (7)(8)	0.00	0.00	0	0.00
Interest Income (9)	0.00	0.00	0	0.00
Annual Breakeven (10)	$0.41	1.25%	$10,203	1.25%

(1)	Assumes that the Shares have a constant month-end NAV and is based on $32.65 as the NAV per Share. The actual NAV of the Fund will differ.
(2)	Assumes that the Baskets have a constant month-end NAV and is based on $816,250 as the NAV per Basket. The actual NAV of the Fund will differ.
(3)	The Fund is contractually obligated to pay the Sponsor a Sponsor Fee of 0.95% per annum on average NAV, payable monthly. From the Sponsor Fee, the Sponsor will be responsible for paying the fees and expenses of the Administrator, the Distributor and the Trustee, and the routine operational, administrative and other ordinary expenses of the Fund including the fee payable to the Sub-Adviser, in each case subject to reimbursement by the Fund (other than marketing-related expenses). See “Charges—Fees and Expenses.”
(4)	Investors may pay customary brokerage commissions to their brokers in connection with the purchases of Shares. Because brokerage commission rates will vary from investor to investor, brokerage commissions are not included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.
(5)	The Fund is subject to brokerage commissions (not expected to be higher than 0.30% per annum of the Fund’s average daily NAV) including applicable exchange fees, NFA fees, give up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC-regulated investments. The effects of trading spreads, financing costs associated with Coal Futures, and costs relating to the purchase of U.S. Treasuries or similar high credit quality, short-term, fixed-income or similar securities are not included in this analysis. See “—Accrual” below and “Charges—Fees and Expenses—Accrual.”
(6)	The Sponsor’s predecessor paid all of the costs and expenses incurred in connection with the Fund’s organization and the continuous offering of the Shares through December 31, 2015, which are estimated to be approximately $368,051. From January 1, 2016 forward, the Sponsor will continue to pay the costs and expenses incurred in connection with the continuous offering of the Shares, subject to reimbursement by the Fund in the future. See “—Accrual” below and “Charges—Fees and Expenses—Accrual.”
(7)	The Sponsor’s predecessor paid all of the Fund’s routine operational, administrative and other ordinary expenses through December 31, 2015, excluding brokerage commissions and other fees prohibited by the Trust Agreement, which are estimated to be approximately $209,969. From January 1, 2016 forward, the Sponsor will continue to pay the Fund’s routine operational, administrative and other ordinary expenses, subject to reimbursement by the Fund in the future. See “—Accrual” below and “Charges—Fees and Expenses—Accrual.”
(8)	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $200 per order. Because these transaction fees are de minimis in amount, are charged on a transaction by transaction basis (and not on a Basket by Basket basis), and are expected to be borne by the Authorized Participants, they have not been included in the Breakeven Table.
(9)	The Fund is not expected to earn more than a de minimis amount of interest income. As a result, the dollar amounts and percentages shown for interest income are zero.

(10)	The percentage of revenue required for the Fund to breakeven at the end of the first twelve (12) months of an investment, by definition, is expected to be 1.25% per annum the Fund’s average daily NAV.

The Fund will be successful only if its annual return from trading, plus its annual interest income from U.S. Treasuries (if any), exceeds its fees and expenses per annum. The Fund is not expected to earn more than a de minimis amount of interest income. Consequently, based upon the difference between the expected interest income rate and the annual fees and expenses set forth above, the Fund is expected to require trading income equal to approximately 1.25% per annum to breakeven.

Accrual

The Fund’s (i) brokerage commissions and fees, (ii) organizational and offering fees and expenses, and (iii) ongoing operational, administrative, professional and other ordinary fees and expenses, including fees paid to the Sub-Adviser and certain other Fund advisers, are accrued at a rate of 0.30% per annum in the aggregate. Of the amounts so accrued, the Fund will first pay its brokerage commissions and fees, with the remainder, if any, to be applied towards the reimbursement of the Sponsor for first, the Fund’s ongoing operational, administrative, professional and other ordinary fees and expenses (other than any marketing-related fees and expenses) incurred from January 1, 2016 forward, and second, the Fund’s organizational and offering fees and expenses incurred from January 1, 2016 forward.

Fees and Expenses

Organization and Offering

The Sponsor’s predecessor (through December 31, 2015) and the Sponsor (after December 31, 2015) have paid or will pay the fees and expenses incurred in connection with the formation, qualification and registration of the Fund and the Shares under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares prior to the time such Shares begin trading or in subsequent offerings, including but not limited to, expenses such as:

•	registration fees, exchange listing fees, prepaid licensing fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto;

•	costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telephone and other expenses in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Sponsor, under certain circumstances, may be reimbursed by the Fund in the future in connection with the payment of the organizational and offering fees and expenses. See “—Accrual” below.

Ordinary Fees and Expenses

The Sponsor’s predecessor (through December 31, 2015) and the Sponsor (after December 31, 2015) have paid or will pay the following ongoing administrative fees and expenses incurred by the Fund:

•	fees payable to the Sub-Adviser;

•	the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities;

•	accounting, auditing and legal fees (including disbursements related thereto);

•	printing, mailing and other marketing-related costs;

•	exchange listing fees, prepaid licensing fees, filing fees, escrow fees and taxes;

•	payment for fees and costs associated with distribution, marketing, custody and transfer agency services to the Fund (see “—Fees Payable to Service Providers” below); and

•	SEC and FINRA registration fees.

The Sponsor, under certain circumstances, may be reimbursed by the Fund in the future in connection with the payment of such fees and expenses. See “—Accrual” below.

The Fund pays the following ongoing administrative fees and expenses incurred by the Fund:

•	the Sponsor Fee; and

•	the Fund’s brokerage fees and expenses incurred in connection with the purchase and sale of Coal Futures and U.S. Treasuries.

Extraordinary Fees and Expenses

The Fund pays all of its extraordinary fees and expenses generally, if any, as determined by the Sponsor. Extraordinary fees and expenses are likely to include non-recurring fees such as legal claims and liabilities, litigation costs and any permitted indemnification payments related thereto, if any, but the Sponsor has discretion to treat other unanticipated expenses as extraordinary fees and expenses. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses.

Fees Payable to Service Providers

The following table describes the Fund’s estimated fees and compensation arrangements with the Sponsor, the Trustee and certain other non-affiliated service providers. Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. The Sponsor Fee and ordinary ongoing fees and expenses payable by the Fund will be paid first out of interest income from the Fund’s holdings of U.S. Treasuries. It is expected that, at current interest rates, such interest income will not be sufficient to cover all or a significant portion of the Sponsor Fee and ordinary ongoing fees and expenses payable by the Fund.

Service Provider	Annual Compensation

GreenHaven Coal Services, LLC Sponsor	0.95% of the average annual NAV (1)

Christiana Trust Trustee	$2,500 annually (2)

Morgan Stanley & Co. LLC TFS Energy Futures LLC Current Brokers	Up to 0.30% of the average annual NAV (3)

State Street Bank and Trust Company Administrator	Basis points based on annual NAV (4)

Foreside Fund Services LLC Distributer	Basis points based on annual NAV (5)

GreenHaven Advisors LLC Sub-Adviser	An annual fee equal to 20% of the Sponsor Fee plus 20% of the Fund’s other expense accrual (excluding brokerage expense accrual) based on the NAV; subject to a $50,000 annual minimum. (6)

(1)	Payable by the Fund. The Sponsor will not allocate any of its organizational or ongoing operational expenses to the Fund. The Sponsor will not earn interest on any Sponsor Fee or advanced Fund expenses prior to payment of such liabilities. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.
(2)	Payable by the Sponsor. The Fund is also obligated to pay a one-time set up fee to the Trustee at launch.
(3)	Payable by the Fund. 0.30% is an estimate of the annual percentage of NAV payable to the Commodity Broker(s) for clearing and transacting Coal Futures and to the Execution Broker(s) for brokerage fees charged in connection with Block Trades placed through ClearPort. All Commodity Broker and Execution Broker fees and expenses will be determined on a contract-by-contract basis. Accordingly, neither the Fund nor the Sponsor can give any assurance that the total fees, commissions and expenses paid to the Commodity Broker(s) and the Execution Broker(s) will not exceed the stated fee estimate.
(4)	Payable by the Sponsor. In addition, the Sponsor will reimburse the Administrator for certain of its out-of-pocket expenses.
(5)	Payable by the Sponsor. In addition, the Sponsor will reimburse the Distributor for certain of its out-of-pocket expenses.
(6)	Payable by the Sponsor. In addition, the Sponsor will reimburse the Sub-Adviser for certain of its out-of-pocket expenses.

Accrual

The Fund’s (i) brokerage commissions and fees, (ii) organizational and offering fees and expenses, and (iii) ongoing operational, administrative, professional and other ordinary fees and expenses, including fees paid to the Sub-Adviser and certain other Fund advisers, are accrued at a rate of 0.30% per annum in the aggregate. Of the amounts so accrued, the Fund will first pay its brokerage commissions and fees, with the remainder, if any, to be applied towards the reimbursement of the Sponsor for first, the Fund’s ongoing operational, administrative, professional and other ordinary fees and expenses (other than any marketing-related fees and expenses) incurred from January 1, 2016 forward, and second, the Fund’s organizational and offering fees and expenses incurred from January 1, 2016 forward. See “—Breakeven Table” and “—Fees and Expenses—Fees Payable to Service Providers” for a description of the estimated fees, costs and expenses paid by the Sponsor and subject to reimbursement by the Fund.

Although the Fund realizes interest income from its holdings in U.S. Treasuries, the Sponsor anticipates that such income will not offset the fees and expenses payable to the Fund’s third-party service providers. Accordingly, the Sponsor expects that the payment of such fees and expenses will, over time, negatively impact the Fund’s ability to track Coal Futures beyond their change over a daily period. If the Fund enters into new contractual relationships or renews existing relationships with its service providers, it may incur higher fees and expenses and need to change the accruals of its Sponsor Fee, brokerage fees and expenses, or introduce new fees or expenses. Any such change in accruals or additional fees or expenses could increase the Fund’s tracking error relative to the underlying Coal Futures and make an investment in the Shares less profitable. At this time, the Sponsor does not anticipate taking any actions to mitigate any such tracking error other than through the negotiation of fees payable to its service providers.

THE SPONSOR AND THE SUB-ADVISER

The Sponsor

General

WisdomTree Coal Services, LLC is the Sponsor of the Fund and serves as the CPO of the Fund. The Sponsor was formed as a Georgia limited liability company on March 14, 2012. Its principal place of business is at 245 Park Avenue, 35th Floor, New York, New York 10167, and its telephone number is (866) 909-9473. The Sponsor became registered with the CFTC as a CPO, and approved as a member of the NFA, on June 12, 2012. Between March 14, 2012 and June 12, 2012, the Sponsor conducted no operations and held no assets. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor or the Fund.

Effective January 1, 2016, the Sponsor is a wholly-owned subsidiary of WisdomTree Investments Inc. (“WTI”), which was registered as a principal with the NFA with respect to the Fund on or about January 4, 2016 and is located in New York, New York. WTI is a Listed Principal of the Sponsor and is an exchange traded fund (“ETF”) sponsor and exchange traded product sponsor that launched its first ETF in June 2006. Following GreenHaven Group LLC’s sale to WTI of 100% of the issued and outstanding membership interest in the Sponsor on January 4, 2016, WTI, as the sole member of the Sponsor, effected the Sponsor’s name change from “GreenHaven Coal Services, LLC” to “WisdomTree Coal Services, LLC.” Under the Georgia Limited Liability Company Act and the governing documents of the Sponsor, WTI is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the Sponsor’s sole member. In addition, WTI has no contractual obligation to provide services or resources to the Sponsor or otherwise support the Fund. See “Performance—The Fund” on page 31 for a description of the past performance of the Fund.

The Sponsor is affiliated with WisdomTree Commodity Services, LLC (f/k/a GreenHaven Commodity Services, LLC), a commodity pool operator. WisdomTree Commodity Services, LLC was founded in October 2006 and acts as a CPO to the WisdomTree Continuous Commodity Index Fund (f/k/a the GreenHaven Continuous Commodity Index Fund) (the “WisdomTree Index Fund”). As of December 31, 2015, the WisdomTree Index Fund had approximately $224.5 million in assets under management. See “Performance—Description and Performance of Other Pool Traded by the Sub-Adviser” on page 32 for a description of the past performance of the WisdomTree Index Fund.

See “Charges—Fees and Expenses” for a description of the Sponsor Fee payable to the Sponsor, and the Sponsor’s assumption of certain fees and expenses of the Fund.

Authority

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive power and authority to manage the business and affairs of the Fund. The duties of the Sponsor with respect to the Fund include but are not limited to:

•	arranging for the creation of the Fund, the registration of the Shares for public offering in the United States and the listing of the Shares;

•	selecting the Commodity Broker(s), Execution Broker(s), Administrator, Distributor, auditor, legal counsel and other service providers and negotiating the applicable agreements and fees on behalf of the Fund;

•	monitoring the performance of the Fund’s portfolio;

•	developing and administering a marketing plan for the Fund and preparing marketing materials regarding the Shares, in each case in conjunction with the Distributor;

•	maintaining a website for the Fund; and

•	performing such other services as the Sponsor believes that the Fund may from time to time require.

The Trustee will not exercise day-to-day oversight over the Sponsor. The Trustee shall serve until such time as the Sponsor removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Sponsor in accordance with the terms of the Trust Agreement. In its capacity as a CPO, the Sponsor is an organization that manages or solicits funds for a commodity pool (the Fund), or an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts.

Officers

Gregory Barton—President and Chief Executive Officer. Mr. Barton has served as the Executive Vice President-Operations and Chief Operating Officer of WTI since October 2012. From June 2009 to July 2012, Mr. Barton served as Executive Vice President Business and Legal Affairs, General Counsel and Secretary of TheStreet, Inc., a financial media company. Mr. Barton served as an Independent Trustee and Chairman of the Audit Committee of WisdomTree Trust from August 2008 to June 2009 and July 2012 to October 2012. From October 2007 to August 2008, Mr. Barton served as General Counsel and Secretary of Martha Stewart Living Omnimedia, Inc., a media and merchandising company. From October 2004 to October 2007, Mr. Barton served as Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary, and from November 2002 to October 2004, as Executive Vice President, General Counsel and Secretary, of Ziff Davis Media Inc., a technology media company. Preceding Ziff Davis, Mr. Barton served in a variety of positions at WTI (then known as Individual Investor Group, Inc.) from August 1998 to November 2002, including President, Chief Financial Officer and General Counsel. From September 1996 to August 1998, Mr. Barton served as Vice President, Corporate and Legal Affairs, and General Counsel, and from May 1995 to September 1996 as General Counsel, of Alliance Semiconductor Corporation, an integrated circuit company. Mr. Barton received a B.A. degree, summa cum laude, from Claremont McKenna College and a J.D. degree, magna cum laude, from Harvard Law School. Mr. Barton became a registered Associated Person and Principal of the Sponsor on January 4, 2016. Mr. Barton is also a registered Associated Person and Principal of WisdomTree Commodity Services, LLC, effective as of January 4, 2016, and a registered Associated Person and Principal of WisdomTree Asset Management, Inc., an investment management firm focused on ETFs, effective as of February 15, 2013 and December 13, 2012, respectively. Mr. Barton is 54 years old.

David Castano—Chief Financial Officer and Treasurer. Mr. Castano has served as Director of Fund Accounting & Administration of WisdomTree Asset Management, Inc., an investment management firm focused on ETFs, since June 2011 and Treasurer/Principal Financial Officer of the WisdomTree Trust since January 2013. From December 2006 to June 2011, Mr. Castano served as an Assistant Vice President and Vice President of Legg Mason & Co., a global investment management firm. From May 2004 to December 2006, Mr. Castano served as an Assistant Treasurer at Lord Abbett mutual funds. From March 2003 to May 2004, Mr. Castano served as a Supervisor at UBS Global Asset Management, a privately owned investment manager. Mr. Castano received a BBA in Public Accounting from Pace University. Mr. Castano is a listed Principal of the Sponsor and WisdomTree Commodity Services, LLC effective as of March 2016. Mr. Castano is 44 years old.

Peter Ziemba—Executive Vice President, Chief Legal Officer and Secretary. Mr. Ziemba has served as WTI’s Executive Vice President—Business and Legal Affairs since January 2008 and Chief Legal Officer since March 2011. From April 2007 to March 2011, Mr. Ziemba served as WTI’s General Counsel. From September 1982 to April 2007, Mr. Ziemba was an attorney in the Corporate and Securities department of Graubard Miller. Mr. Ziemba is a Principal of WisdomTree Asset Management, an investment management firm focused on ETFs, as of April 2016. Mr. Ziemba received his B.A. in History with university honors from Binghamton University and his J.D., cum laude, from Benjamin N. Cardozo School of Law. Mr. Ziemba served as a director of WTI from 1996 to 2003. Mr. Ziemba is 58 years old.

The Sub-Adviser

General

GreenHaven Advisors LLC, as the Sub-Adviser, serves as the commodity trading advisor of the Fund. The Sub-Adviser is registered with the CFTC as a CTA and was approved as a Member of the NFA as of November 10, 2015. Its principal place of business is 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326, telephone: (404) 389-9744.

The Sub-Adviser, under authority delegated by the Sponsor, is responsible for selecting Commodity Brokers and reallocating assets within the portfolio with a view to achieving the Fund’s investment objective. In its capacity as a commodity trading advisor, the Sub-Adviser is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

See “Charges—Fees and Expenses” for a description of the fee payable to the Sub-Adviser.

Officers

The following individuals are the key decision-makers of the Sub-Adviser:

Ashmead Pringle—Chief Executive Officer. Mr. Pringle founded the Sub-Adviser and has served as its Chief Executive Officer in charge of managing its business since November 2015. He became a registered Associated Person and listed Principal of the Sub-Adviser in November 2015. Mr. Pringle also founded Grain Service Corporation (“GSC”), a commodity research and trading company, and has served as its President since October 1984. He became a registered Associated Person and listed Principal of GSC in June 1985. Mr. Pringle also founded WisdomTree Commodity Services, LLC (f/k/a GreenHaven Commodity Services, LLC), the managing owner of the WisdomTree Continuous Commodity Index Fund (f/k/a GreenHaven Continuous Commodity Index Fund) (the “WisdomTree Index Fund”) and served as its Chief Executive Officer in charge of managing its business from October 2006 to January 2016. He was a registered Associated Person and listed Principal of WisdomTree Commodity Services, LLC from October 2006 to January 2016. Mr. Pringle also founded GreenHaven LLC, the former holding company of WisdomTree Commodity Services, LLC, and managed its business operations from September 2006 to February 2011. Mr. Pringle was a registered Associated Person and listed Principal of GreenHaven LLC from September 2006 to February 2011. Mr. Pringle also founded the Sponsor and served as its President in charge of managing its business from August 2012 to January 2016. He was a registered Associated Person and listed Principal of the Sponsor from August 2012 to January 2016. Mr. Pringle is 69 years old.

Cooper Anderson—Chief Financial Officer. Mr. Anderson is a trader for the Sub-Adviser and is responsible for daily futures trading, cash flow management, treasury portfolio management, and quantitative analysis for the Fund and the WisdomTree Index Fund. He became a registered Associated Person and listed Principal of the Sub-Adviser in November 2015. From December of 2002 to March of 2006, Mr. Anderson worked as an analyst in Institutional Equity Sales and Trading for Credit Suisse Securities USA LLC, a securities broker dealer and investment bank based in Zurich, Switzerland. At Credit Suisse Securities USA LLC, Mr. Anderson served as a brokerage sales person covering the major financial institutions in the Southeastern United States and the Caribbean. Between March of 2006 and April of 2007, Mr. Anderson took time off from work. From May 2007 to February 2011, Mr. Anderson was a managing partner and registered Associated Person and listed Principal of GreenHaven LLC, the former holding company of WisdomTree Commodity Services, LLC. From November 2009 to January 2016, Mr. Anderson was a trader and Chief Financial Officer, and registered Associated Person and listed Principal of WisdomTree Commodity Services, LLC, the managing owner of the WisdomTree Index Fund. From May 2012 to January 2016, Mr. Anderson was the Chief Financial Officer of the Sponsor, responsible for managing the Sponsor and the Fund’s finances and trading, and a registered Associated Person and listed Principal of the Sponsor. Mr. Anderson is 36 years old.

Scott Glasing—Trader. Mr. Glasing is a trader for the Sub-Adviser and is responsible for daily futures trading. He became a registered Associated Person and listed Principal of the Sub-Adviser in November 2015. Since February 1998, Mr. Glasing has worked for GSC as a trader. He became a registered Associated Person of GSC in April 1998 and a listed Principal of GSC in March 1998. From September 2006 to February 2011, Mr. Glasing was a trader and a registered Associated Person of GreenHaven LLC, the former holding company of WisdomTree Commodity Services, LLC. From November 2006 to January 2016, Mr. Glasing was a trader and a registered Associated Person and listed Principal of WisdomTree Commodity Services, LLC, the managing owner of the WisdomTree Index Fund. From August 2012 to January 2016, Mr. Glasing was a trader and a registered Associated Person and listed Principal of the Sponsor. Mr. Glasing is 53 years old.

Tom Fernandes—Partner. Mr. Fernandes is a managing partner of the Sub-Advisor. He became a registered Associated Person and listed Principal of the Sub-Adviser in November 2015. From March 2000 to March 2002, Mr. Fernandes was employed as a trader at Fleet Bank of Boston. From March 2002 to April 2005, Mr. Fernandes worked as an analyst at West Broadway Partners, an investment partnership. From May 2005 to October 2006, Mr. Fernandes served as a commodity expert for GSC. He was registered as an Associated Person of GSC starting in June 2005. From October 2006 to August 2012, Mr. Fernandes served as Chief Financial Officer for WisdomTree Commodity Services, LLC, the managing owner of the WisdomTree Index Fund. Mr. Fernandes was a registered Associated Person for WisdomTree Commodity Services, LLC from November 2006 to February 2016 and a listed Principal for WisdomTree Commodity Services, LLC from October 2006 to August 2012. From August 2006 to February 2011, Mr. Fernandes was a managing partner and a listed Principal of GreenHaven LLC, the former holding company of WisdomTree Commodity Services, LLC. Mr. Fernandes was a registered Associated Person of GreenHaven LLC from September 2006 to February 2011. From August 2012 to October 2014, Mr. Fernandes was Chief Operating Officer and a registered Associated Person and listed Principal of the Sponsor. Since August 2012, Mr. Fernandes has served as Chief Executive Officer of GSC Agribusiness, a livestock producer. Mr. Fernandes is 42 years old.

Officers—General

The Fund does not directly compensate any of the executive officers noted above. Such individuals are compensated by the Sponsor for the work they perform on behalf of the Fund. The Fund does not reimburse the Sponsor or Sub-Adviser for, nor does it set the amount or form of any portion of, the compensation paid to such individuals by the Sponsor or Sub-Adviser, as applicable. However, a portion of the fee that is received for the services provided by the Sponsor and the Sub-Adviser, as applicable, shall be used for payment of compensation to such individuals.

Officers of the Sponsor are subject to a Code of Conduct which is designed to, among other things, promote honest and ethical conduct and promote compliance with applicable laws and regulations.

Litigation

As of the date of this prospectus, there is no material administrative, civil or criminal action, existing or concluded, within ten (10) years preceding the date of this prospectus against the Sponsor or any of its principals, nor is any such action pending, except as described below. In addition, to the best of the knowledge of the Sponsor, no litigation is pending in which any affiliate of the Fund, any owner of record or beneficially of more than 5% of any class of voting securities of the Fund, or any associate of any such affiliate of the Fund, or security holder is a party adverse to the Fund.

PERFORMANCE

The Fund

Name of Pool: WisdomTree Coal Fund (f/k/a GreenHaven Coal Fund)

Type of Pool: Publicly offered commodity pool listed on the NYSE Arca

Inception of Fund: February 19, 2015

First Day of Public Trading: February 20, 2015

Aggregate Subscriptions: $6,002,000 through May 31, 2016

Current Net Asset Value: $931,472 at May 31, 2016

Largest monthly draw-down: -7.71% (March 2015)

Worst peak to valley draw-down14: -25.56% (February 2015 - January 2016.)

The Fund’s Monthly Rates of Return from February 28, 2015 to May 31, 2016:

Date	Month	NAV	Rate of Return
2/28/2015	February	$41.36	3.17%
3/31/2015	March	$38.17	-7.71%
4/29/2015	April	$38.58	1.07%
5/31/2015	May	$38.29	-0.75%
6/30/2015	June	$39.73	3.76%
7/30/2015	July	$36.91	-7.10%
8/31/2015	August	$35.70	-3.28%
9/30/2015	September	$33.19	-7.03%
10/29/2015	October	$33.73	1.63%
11/30/2015	November	$32.78	-2.82%
12/31/2015	December	$31.36	-4.33%
FY 2015			-21.78%
1/31/2016	January	$30.79	-1.82%
2/29/2016	February	$30.85	0.19%
3/31/2016	March	$32.65	5.83%
4/29/2016	April	$34.12	4.50%
5/31/2016	May	$37.18	8.97%
YTD 2016			18.56%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE FUND WAS RECENTLY FORMED AND HAS LIMITED PERFORMANCE HISTORY

GREENHAVEN ADVISORS LLC, A COMMODITY TRADING ADVISOR THAT HAS DISCRETIONARY TRADING AUTHORITY OVER ONE HUNDRED PERCENT OF THE POOL’S COMMODITY INTEREST TRADING HAS NOT PREVIOUSLY DIRECTED ANY ACCOUNTS

Description and Performance of Other Pool Traded by the Sub-Adviser

The WisdomTree Index Fund started trading and commenced its continuous offering period on January 24, 2008. The WisdomTree Index Fund’s investment objective is to reflect the performance of the Continuous Commodity Total Return Index, which is sometimes referred to as the Equal Weight Continuous Commodity Total Return Index (“CCI-TR”), less expenses. The WisdomTree Index Fund holds a portfolio of futures contracts on the commodities underlying the CCI-TR as well as cash and U.S. Treasuries. The WisdomTree Index Fund’s portfolio is traded with a view to reflecting the performance of the CCI-TR, whether the CCI-TR is rising, falling or flat over any particular period. The WisdomTree Index Fund is not “managed” by

[14]	Draw Down: Losses experienced by the Fund over a specified period.

traditional methods, which typically involve effecting changes in the composition of the WisdomTree Index Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the index commodities underlying the CCI-TR, the WisdomTree Index Fund’s managing owner adjusts the portfolio on a daily basis to conform to periodic changes in the identity and/or relative weighting of such index commodities.

The WisdomTree Index Fund’s results were calculated by its administrator. WisdomTree Commodity Services, LLC (f/k/a GreenHaven Commodity Services, LLC) is the managing owner of the WisdomTree Index Fund. Quarterly results for the WisdomTree Index Fund for the period ending in March, June, September and December can be accessed online at www.sec.gov and www.wisdomtree.com. The WisdomTree Index Fund’s quarterly results are filed on form 10-Q with the SEC.

There are significant differences between the futures market for the commodities underlying the CCI-TR and that of coal futures. The Sponsor’s results with the Fund may not be representative of results that may be experienced with a fund investing in a more diverse portfolio of commodity futures. For more information on the performance of the WisdomTree Index Fund, see the performance tables below.

Name of Pool: WisdomTree Continuous Commodity Index Master Fund (f/k/a GreenHaven Continuous Commodity Index Master Fund)

Type of Pool: Publicly offered commodity pool listed on the NYSE Arca

Inception of Fund: January 23, 2008

First Day of Public Trading: January 24, 2008

Aggregate Subscriptions since inception: $1,172,798,865 through May 31, 2016

Current Net Asset Value: $224,548,529 at May 31, 2016

Largest monthly draw-down: -13.54% (September 2011)

Worst peak to valley draw-down: -51.26% (June 2008 - February 2016)

WisdomTree Index Fund Monthly Rates of Return from January 2011 to May 2016:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Date	Month	NAV	Rate of Return
1/31/2011	January	$34.01	3.44%
2/28/2011	February	$35.16	3.38%
3/31/2011	March	$35.20	0.11%
4/29/2011	April	$36.34	3.24%
5/31/2011	May	$34.87	-4.05%
6/30/2011	June	$33.59	-3.67%
7/30/2011	July	$34.48	2.65%
8/31/2011	August	$35.23	2.18%
9/30/2011	September	$30.46	-13.54%
10/29/2011	October	$32.21	5.75%
11/30/2011	November	$31.12	-3.38%
12/31/2011	December	$29.96	-3.73%
FY 2011			-8.88%
1/31/2012	January	$31.29	4.44%
2/29/2012	February	$31.70	1.31%
3/30/2012	March	$30.35	-4.26%
4/30/2012	April	$29.51	-2.77%
5/31/2012	May	$26.95	-8.68%
6/29/2012	June	$28.43	5.50%
7/31/2012	July	$29.65	4.30%
8/31/2012	August	$30.35	2.36%
9/30/2012	September	$30.57	0.72%
10/31/2012	October	$29.56	-3.30%
11/30/2012	November	$29.82	0.88%
12/31/2012	December	$28.85	-3.25%
FY 2012			-3.70%
1/31/2013	January	$29.50	2.18%

2/28/2013	February	$28.21	-4.31%
3/31/2013	March	$28.26	0.18%
4/30/2013	April	$27.65	-2.16%
5/31/2013	May	$26.89	-2.75%
6/30/2013	June	$25.76	-4.20%
7/31/2013	July	$26.01	0.97%
8/31/2013	August	$26.84	3.19%
9/30/2013	September	$26.48	-1.34%
10/31/2013	October	$26.15	-1.25%
11/30/2013	November	$25.84	-1.19%
12/31/2013	December	$25.70	-0.54%
FY 2013			-10.92%
1/31/2014	January	$25.87	0.66%
2/28/2014	February	$27.80	7.46%
3/31/2014	March	$28.19	1.40%
4/30/2014	April	$28.74	1.95%
5/31/2014	May	$27.78	-3.34%
6/30/2014	June	$27.91	0.47%
7/31/2014	July	$26.62	-4.62%
8/31/2014	August	$26.25	-1.39%
9/30/2014	September	$24.79	-5.56%
10/31/2014	October	$24.73	-0.24%
11/30/2014	November	$23.97	-3.07%
12/31/2014	December	$22.81	-4.84%
YTD 2014			-11.25%
1/31/2015	January	$21.83	-4.30%
2/28/2015	February	$22.21	1.74%
3/31/2015	March	$21.20	-4.55%
4/30/2015	April	$21.90	3.30%
5/31/2015	May	$21.51	-1.78%
6/30/2015	June	$22.08	2.65%
7/31/2015	July	$20.14	-8.79%
8/31/2015	August	$19.89	-1.24%
9/30/2015	September	$19.48	-2.06%
10/31/2015	October	$19.80	1.64%
11/30/2015	November	$18.65	-5.81%
12/31/2015	December	$18.56	-0.48%
YTD 2015			-18.63%
1/31/2016	January	$18.08	-2.59%
2/29/2016	February	$17.95	-0.72%
3/31/2016	March	$18.73	4.35%
4/29/2016	April	$19.83	5.87%
5/31/2016	May	$19.61	-1.11%
YTD 2016			5.66%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The WisdomTree Index Fund’s Net Asset Value exceeded the CCI-TR by -0.87%, -0.94%, -0.81%, 1.30%, and 1.61% net of fees for the years ended December 31, 2015, 2014, 2013, 2012, and 2011, respectively. Since the WisdomTree Index Fund commenced trading on January 24, 2008 through May 31, 2016, the WisdomTree Index Fund has returned -34.73% as measured by its daily closing price on the NYSE Arca and the CCI-TR has returned -39.51%.

The past performance up to the date of this prospectus is a reflection of the performance associated with the prior principals of the Sponsor (who are now principals of the Sub-Adviser) and new principals were installed as a result of the change in ownership of the Managing Owner. Such changes may impact future performance.

THE TRUSTEE

Christiana Trust, a division of Wilmington Savings Fund Society, FSB, is the sole Trustee of the Fund. The Trustee was formed as a Delaware corporation on January 11, 1900. The Trustee’s principal offices are located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19899. The Trustee is subject to supervision by the U.S. Department of the Treasury, Office of the Comptroller of the Currency. The Trustee is unaffiliated with the Sponsor.

The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders. Under the Trust Agreement, the exclusive management and control of all aspects of the Fund’s business are vested in the Sponsor. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. See “The Trust Agreement” for a detailed description of the Trustee’s rights and obligations under the Trust Agreement.

The Trustee may resign at any time upon the giving of at least sixty (60) days’ notice to the Fund; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with the terms of the Trust Agreement. If the Sponsor does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Fund, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Because the Trustee has no authority over the operation of the Fund, the Trustee itself is not registered in any capacity with the CFTC or NFA.

The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. See “Charges—Fees and Expenses—Fees Payable to Service Providers.”

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE BROKERS

A variety of brokers may execute trades in Coal Futures and perform certain other related transactions on behalf of the Fund. A Commodity Broker will execute and clear trades of exchange-traded Coal Futures. An Execution Broker will execute Block Trades of Coal Futures, and a Commodity Broker will clear such trades. See “Use of Proceeds.”

The Commodity Broker

The Sub-Adviser, on behalf of the Fund and the Sponsor, has designated Morgan Stanley & Co. LLC (together with its parent Morgan Stanley, Morgan Stanley Wealth Management, and its consolidated subsidiaries are collectively referred to as “MS&Co” hereafter) as the Fund’s current Commodity Broker. MS&Co is registered as a futures commission merchant with the CFTC and is a member of the NFA. MS&Co’s principal place of business is located at 1585 Broadway, New York, New York 10036. The Sponsor previously disclosed that ADM Investor Services, Inc. (“ADM”) was also designated as an initial Commodity Broker of the Fund. However, as of the date of this prospectus, ADM has not been engaged as a Commodity Broker by the Fund and the Sponsor has no present plans to do so. In the future, the Sponsor may designate other entities that are registered with the CFTC as a futures commission merchant and are members of the NFA in such capacity to replace or supplement the current Commodity Broker.

The Commodity Broker executes certain of the Fund’s exchange-traded transactions, clears all of the Fund’s transactions (including transactions executed by an Execution Broker), and performs certain administrative services to the Fund. See “Charges—Fees and Expenses—Fees Payable to Service Providers” for a description of the fees and expenses payable to the current Commodity Broker.

The Execution Broker

The Sponsor, on behalf of the Fund, has designated TFS Energy Futures LLC (“TEF”) as the Fund’s initial Execution Broker. TEF is a Delaware limited liability company with its principal place of business located at 680 Washington Boulevard, Stamford, CT 06901, and is an affiliate of TFS. Among other registrations and memberships, TEF has filed a notice of operation of an exempt commercial market with the CFTC and is a member of the NFA. In the future, the Sponsor may designate other entities that are members of the NFA in such capacity to replace or supplement the initial Execution Broker.

The Execution Broker(s) will execute certain of the Fund’s Block Traded transactions and perform certain administrative services to the Fund. See “Charges—Fees and Expenses—Fees Payable to Service Providers” for a description of the fees and expenses payable to the initial Execution Broker.

Litigation Disclosure—MS&Co

In addition to the matters described below, in the normal course of business, MS&Co has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the entities that would otherwise be the primary defendants in such cases are bankrupt or in financial distress.

MS&Co is also involved, from time to time, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding MS&Co’s business, and involving, among other matters, sales and trading activities, financial products or offerings sponsored, underwritten or sold by MS&Co, and accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

MS&Co contests liability and/or the amount of damages as appropriate in each pending matter. Where available information indicates that it is probable a liability had been incurred at the date of the consolidated financial statements and MS&Co can reasonably estimate the amount of that loss, MS&Co accrues the estimated loss by a charge to income. MS&Co expects future litigation accruals in general to continue to be elevated and the changes in accruals from period to period may fluctuate significantly, given the current environment regarding government investigations and private litigation affecting global financial services firms, including MS&Co.

In many proceedings and investigations, however, it is inherently difficult to determine whether any loss is probable or even possible, or to estimate the amount of any loss. MS&Co cannot predict with certainty if, how or when such proceedings or investigations will be resolved or what the eventual settlement, fine, penalty or other relief, if any, may be, particularly for proceedings and investigations where the factual record is being developed or contested or where plaintiffs or government entities seek substantial or indeterminate damages, restitution, disgorgement or penalties. Numerous issues may need to be resolved, including through potentially lengthy discovery and determination of important factual matters, determination of issues related to class certification and the calculation of damages or other relief, and by addressing novel or unsettled legal questions relevant to the proceedings or investigations in question, before a loss or additional loss or range of loss or additional loss can be reasonably estimated for a proceeding or investigation. Subject to the foregoing, MS&Co believes, based on current knowledge and after consultation with counsel, that the outcome of such proceedings and investigations will not have a material adverse effect on the consolidated financial condition of MS&Co, although the outcome of such proceedings or investigations could be material to MS&Co’s operating results and cash flows for a particular period depending on, among other things, the level of MS&Co’s revenues or income for such period.

Over the last several years, the level of litigation and investigatory activity (both formal and informal) by government and self-regulatory agencies has increased materially in the financial services industry. As a result, MS&Co expects that it may become the subject of increased claims for damages and other relief and, while MS&Co has identified below certain proceedings that MS&Co believes to be material, individually or collectively, there can be no assurance that additional material losses will not be incurred from claims that have not yet been asserted or are not yet determined to be material. The following disclosure is a description of such proceedings as of September 30, 2015.

Residential Mortgage and Credit Crisis Related Matters

Regulatory and Governmental Matters

MS&Co has received subpoenas and requests for information from certain federal and state regulatory and governmental entities, including among others various members of the RMBS Working Group of the Financial Fraud Enforcement Task Force, such as the United States Department of Justice, Civil Division and several state Attorney General’s Offices, concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”) and credit default swaps backed by or referencing mortgage pass-through certificates. These matters, some of which are in advanced stages, include, but are not limited to, investigations related to MS&Co’s due diligence on the loans that it purchased for securitization, MS&Co’s communications with ratings agencies, MS&Co’s disclosures to investors, and MS&Co’s handling of servicing and foreclosure related issues.

In May 2014, the California Attorney General’s Office (“CAAG”), which is one of the members of the RMBS Working Group, indicated that it has made certain preliminary conclusions that MS&Co made knowing and material misrepresentations regarding RMBS and that it knowingly caused material misrepresentations to be made regarding the Cheyne SIV, which issued securities marketed to the California Public Employees Retirement System. The CAAG has further indicated that it believes MS&Co’s conduct violated California law and that it may seek treble damages, penalties and injunctive relief. MS&Co does not agree with these conclusions and has presented defenses to them to the CAAG.

On September 16, 2014, the Virginia Attorney General’s Office filed a civil lawsuit, styled Commonwealth of Virginia ex rel. Integra REC LLC v. Barclays Capital Inc., et al., against MS&Co and several other defendants in the Circuit Court of the City of Richmond related to RMBS. The lawsuit alleges that MS&Co and the other defendants knowingly made misrepresentations and omissions related to the loans backing RMBS purchased by the Virginia Retirement System (“VRS”). The complaint alleges VRS suffered total losses of approximately $384 million on these securities, but does not specify the amount of alleged losses attributable to RMBS sponsored or underwritten by MS&Co. The complaint asserts claims under the Virginia Fraud Against Taxpayers Act, as well as common law claims of actual and constructive fraud, and seeks, among other things, treble damages and civil penalties. On January 20, 2015, the defendants filed a demurrer to the complaint and a plea in bar seeking dismissal of the complaint.

In October 2014, the Illinois Attorney General’s Office (“IL AG”) sent a letter to MS&Co alleging that MS&Co knowingly made misrepresentations related to RMBS purchased by certain pension funds affiliated with the State of Illinois and demanding that MS&Co pay the IL AG approximately $88 million. MS&Co does not agree with these allegations and has presented defenses to them to the IL AG.

On January 13, 2015, the New York Attorney General’s Office (“NYAG”), which is also a member of the RMBS Working Group, indicated that it intends to file a lawsuit related to approximately 30 subprime securitizations sponsored by MS&Co. NYAG indicated that the lawsuit would allege that MS&Co misrepresented or omitted material information related to the due diligence, underwriting and valuation of the loans in the securitizations and the properties securing them and indicated that its lawsuit would be brought under the Martin Act. MS&Co does not agree with NYAG’s allegations and has presented defenses to them to NYAG.

On February 25, 2015, MS&Co reached an agreement in principle with the United States Department of Justice, Civil Division and the United States Attorney’s Office for the Northern District of California, Civil Division (collectively, the “Civil Division”) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against MS&Co. While MS&Co and the Civil Division have reached an agreement in principle to resolve this matter, there can be no assurance that MS&Co and the Civil Division will agree on the final documentation of the settlement.

Class Actions

On February 12, 2008, a purported class action, styled Joel Stratte-McClure, et al. v. Morgan Stanley, et al., was filed in the United States District Court for the Southern District of New York (“SDNY”) against MS&Co and certain present and former executives asserting claims on behalf of a purported class of persons and entities who purchased shares of MS&Co’s common stock during the period June 20, 2007 to December 19, 2007 and who suffered damages as a result of such purchases. The allegations in the amended complaint related in large part to MS&Co’s subprime and other mortgage related losses, and also included allegations regarding MS&Co’s disclosures, internal controls, accounting and other matters. On August 8, 2011, defendants filed a motion to dismiss the second amended complaint, which was granted on January 18, 2013. On May 29, 2013, the plaintiffs filed an appeal in the United States Court of Appeals for the Second Circuit (the “Second Circuit”). On January 12, 2015, the Second Circuit affirmed the dismissal of the action.

On October 25, 2010, MS&Co, certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“SPV”), were named as defendants in a purported class action related to securities issued by the SPV in Singapore, commonly referred to as Pinnacle Notes. The case is styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. and is pending in the SDNY. The court granted class certification on October 17, 2013. The second amended complaint, filed on January 31, 2014, alleges that the defendants engaged in a fraudulent scheme to defraud investors by structuring the Pinnacle Notes to fail and benefited subsequently from the securities’ failure, that the securities’ offering materials contained material misstatements or omissions regarding the securities’ underlying assets and alleged conflicts of interest between the defendants and the investors, and asserts common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. Plaintiffs seek damages of approximately $138.7 million, rescission, punitive damages, and interest. On July 17, 2014, the parties reached an agreement in principle to settle the litigation, which received preliminary court approval December 2, 2014. The final approval hearing is scheduled for July 2, 2015.

Other Litigation

On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against MS&Co and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by MS&Co was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On October 18, 2010, defendants filed a motion to dismiss the action. By orders dated June 23, 2011 and July 18, 2011, the court denied defendants’ omnibus motion to dismiss plaintiff’s amended complaint and on August 15, 2011, the court denied MS&Co’s individual motion to dismiss the amended complaint. On March 7, 2013, the court granted defendants’ motion to strike plaintiff’s demand for a jury trial.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed two complaints against MS&Co and other defendants in the Superior Court of the State of California. These actions are styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., and Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al., respectively. Amended complaints, filed on June 10, 2010, allege that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by MS&Co in these cases was approximately $704 million and $276 million, respectively. The complaints raise claims under both the federal securities laws and California law and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On August 11, 2011, plaintiff’s federal securities law claims were dismissed with prejudice. On February 9, 2012, defendants’ demurrers with respect to all other claims were overruled. On December 20, 2013, plaintiff’s negligent misrepresentation claims were dismissed with prejudice. On January 26, 2015, the plaintiff requested dismissal with prejudice of all remaining claims against MS&Co in the Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al. action.

On July 15, 2010, The Charles Schwab Corp. filed a complaint against MS&Co and other defendants in the Superior Court of the State of California, styled The Charles Schwab Corp. v. BNP Paribas Securities Corp., et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to one of plaintiff’s subsidiaries of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff’s subsidiary by MS&Co was approximately $180 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. Plaintiff filed an amended complaint on August 2, 2010. On September 22, 2011, defendants filed demurrers to the amended complaint. On October 13, 2011, plaintiff voluntarily dismissed its claims brought under the Securities Act. On January 27, 2012, the court substantially overruled defendants’ demurrers. On March 5, 2012, the plaintiff filed a second amended complaint. On April 10, 2012, MS&Co filed a demurrer to certain causes of action in the second amended complaint, which the court overruled on July 24, 2012. On November 24, 2014, plaintiff’s negligent misrepresentation claims were dismissed with prejudice. An initial trial of certain of plaintiff’s claims is scheduled to begin in August 2015.

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against MS&Co, styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that MS&Co misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that MS&Co knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court denied MS&Co’s motion to dismiss the complaint.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against MS&Co and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. A corrected amended complaint was filed on April 8, 2011. The corrected amended complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to plaintiff by MS&Co at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. The defendants filed a motion to dismiss the corrected amended complaint on May 27, 2011, which was denied on September 19, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue. After that dismissal, the remaining amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $78 million.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against MS&Co and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. On October 11, 2012, defendants filed motions to dismiss the amended complaint, which were granted in part and denied in part on September 30, 2013. On November 25, 2013 and July 16, 2014, respectively, the plaintiff voluntarily dismissed its claims against MS&Co with respect to two of the securitizations at issue. After these voluntary dismissals, the remaining amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $358 million.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against MS&Co and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by MS&Co was approximately $153 million. The amended complaint raises claims under the Ohio Securities Act, federal securities laws, and common law and seeks, among other things, to rescind the plaintiffs’ purchases of such certificates. On May 21, 2012, MS&Co filed a motion to dismiss the amended complaint, which was denied on August 3, 2012. MS&Co filed a motion for summary judgment on January 20, 2015. Trial is currently scheduled to begin in July 2015.

On November 4, 2011, the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Franklin Bank S.S.B, filed two complaints against MS&Co in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation as Receiver for Franklin Bank, S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that MS&Co made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by MS&Co in these cases was approximately $67 million and $35 million, respectively. The complaints each raised claims under both federal securities law and the Texas Securities Act and each seeks, among other things, compensatory damages associated with plaintiff’s purchase of such certificates. On June 7, 2012, the two cases were consolidated. MS&Co filed a motion for summary judgment and special exceptions, which was denied in substantial part on April 26, 2013. The FDIC filed a second amended consolidated complaint on May 3, 2013. MS&Co filed a motion for leave to file an interlocutory appeal as to the court’s order denying its motion for summary judgment and special exceptions, which was denied on August 1, 2013. On October 7, 2014, the court denied MS&Co’s motion for reconsideration of the court’s order denying its motion for summary judgment and special exceptions and granted its motion for reconsideration of the court’s order denying leave to file an interlocutory appeal. On November 21, 2014, MS&Co filed a motion for summary judgment, which was denied on February 10, 2015. The Texas Fourteenth Court of Appeals denied Morgan Stanley’s petition for interlocutory appeal on November 25, 2014. Trial is currently scheduled to begin in July 2015.

On January 20, 2012, Sealink Funding Limited filed a complaint against MS&Co in the Supreme Court of NY, styled Sealink Funding Limited v. Morgan Stanley, et al. Plaintiff purports to be the assignee of claims of certain special purpose vehicles (“SPVs”) formerly sponsored by SachsenLB Europe. A second amended complaint, filed on March 20, 2013, alleges that defendants made untrue statements and material omissions in the sale to the SPVs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold by MS&Co was approximately $507 million. The second amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On May 3, 2013, MS&Co moved to dismiss the second amended complaint, and on April 18, 2014, the court granted MS&Co’s motion. On May 1, 2014, the plaintiff filed a notice of appeal of that decision.

On January 25, 2012, Dexia SA/NV and certain of its affiliated entities filed a complaint against MS&Co in the Supreme Court of NY, styled Dexia SA/NV et al. v. Morgan Stanley, et al. An amended complaint was filed on May 24, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiffs by MS&Co was approximately $626 million. The amended complaint raises common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, compensatory and/or rescissionary damages as well as punitive damages associated with plaintiffs’ purchases of such certificates. On October 16, 2013, the court granted the defendants’ motion to dismiss the amended complaint. On November 18, 2013, plaintiffs filed a notice of appeal of the dismissal. Plaintiffs also filed a motion to renew their opposition to defendants’ motion to dismiss, which the court denied on June 23, 2014. On July 16, 2014, plaintiffs filed a notice of appeal of that decision, which has been consolidated with the appeal of the motion to dismiss.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against MS&Co and certain affiliates in the Superior Court of the State of New Jersey, styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. On October 16, 2012, plaintiffs filed an amended complaint. The amended complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co is approximately $1.073 billion. The amended complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud, fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On March 15, 2013, the court denied the defendants’ motion to dismiss the amended complaint. On January 2, 2015, the court denied defendants’ renewed motion to dismiss the amended complaint.

On August 7, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-4SL and Mortgage Pass-Through Certificates, Series 2006-4SL (together, the “Trust”) against MS&Co. The matter is styled Morgan Stanley Mortgage Loan Trust 2006-4SL, et al. v. Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $303 million, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreement underlying the transaction, specific performance and unspecified damages and interest. On August 8, 2014, the court granted in part and denied in part the defendants’ motion to dismiss.

On August 8, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-14SL, Mortgage Pass-Through Certificates, Series 2006-14SL, Morgan Stanley Mortgage Loan Trust 2007-4SL and Mortgage Pass-Through Certificates, Series 2007-4SL against MS&Co. The complaint is styled Morgan Stanley Mortgage Loan Trust 2006-14SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trusts, which had original principal balances of approximately $354 million and $305 million respectively, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreements underlying the transactions, specific performance and unspecified damages and interest. On October 9, 2012, MS&Co filed a motion to dismiss the complaint. On August 16, 2013, the court granted in part and denied in part MS&Co’s motion to dismiss the complaint. On September 26, 2013, and October 7, 2013, MS&Co and the plaintiffs, respectively, filed notices of appeal with respect to the court’s August 16, 2013 decision.

On August 10, 2012, the FDIC, as receiver for Colonial Bank, filed a complaint against MS&Co and other defendants in the Circuit Court of Montgomery, Alabama styled Federal Deposit Insurance Corporation as Receiver for Colonial Bank v. Citigroup Mortgage Loan Trust Inc. et al. The plaintiff filed an amended complaint on September 13, 2013. The complaint alleges that MS&Co made untrue statements and material omissions in connection with the sale to Colonial Bank of a mortgage pass-through certificate backed by a securitization trust containing residential loans. The complaint asserts claims under federal securities law and the Alabama Securities Act, and seeks, among other things, compensatory damages. The total amount of the certificate allegedly sponsored, underwritten and/or sold by MS&Co to Colonial Bank was approximately $65 million. On November 12, 2013, the defendants filed a motion to dismiss the amended complaint, which was denied on April 10, 2014. On October 2, 2015, the defendants filed a motion for summary judgment with respect to the plaintiffs’ claims in their entirety.

On September 28, 2012, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-13ARX against MS&Co styled Morgan Stanley Mortgage Loan Trust 2006-13ARX v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc., pending in the Supreme Court of NY. U.S. Bank filed an amended complaint on January 17, 2013, which asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $609 million, breached various representations and warranties. The amended complaint seeks, among other relief, declaratory judgment relief, specific performance and unspecified damages and interest. On September 30, 2014, the court granted in part and denied in part MS&Co’s motion to dismiss the amended complaint. On November 7, 2014, plaintiff filed a notice of appeal from the court’s September 30, 2014 decision.

On December 14, 2012, Royal Park Investments SA/NV filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY, styled Royal Park Investments SA/NV v. Merrill Lynch et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans totaling approximately $628 million. On October 24, 2013, plaintiff filed a new complaint against MS&Co in the Supreme Court of NY, styled Royal Park Investments SA/NV v. Morgan Stanley et al. The new complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $597 million. The complaint raises common law claims of fraud, fraudulent inducement, negligent misrepresentation, and aiding and abetting fraud and seeks, among other things, compensatory and punitive damages. On February 3, 2014, MS&Co filed a motion to dismiss the complaint.

On January 10, 2013, U.S. Bank, in its capacity as Trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-10SL and Mortgage Pass-Through Certificates, Series 2006-10SL against MS&Co. The complaint is styled Morgan Stanley Mortgage Loan Trust 2006-10SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $300 million, breached various representations and warranties. The complaint seeks, among other relief, an order requiring MS&Co to comply with the loan breach remedy procedures in the transaction documents, unspecified damages, and interest. On August 8, 2014, the court granted in part and denied in part MS&Co’s motion to dismiss the complaint.

On January 31, 2013, HSH Nordbank AG and certain affiliates filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY, styled HSH Nordbank AG et al. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $524 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On April 12, 2013, defendants filed a motion to dismiss the complaint. On August 19, 2015, MS&Co filed a Notice of Appeal on the Company’s motion to dismiss the complaint, and on August 20, 2015, the plaintiffs filed a Notice of Cross-Appeal. On August 25, 2015, the plaintiffs filed a motion for leave to amend their complaint.

On February 14, 2013, Bank Hapoalim B.M. filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $141 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On April 22, 2014, the court denied the defendants’ motion to dismiss in substantial part. On September 18, 2014, MS&Co filed a notice of appeal from the ruling denying defendants’ motion to dismiss. On August 12, 2015, the plaintiff filed a stipulation of discontinuance with prejudice.

On March 7, 2013, the Federal Housing Finance Agency filed a summons with notice on behalf of the trustee of the Saxon Asset Securities Trust, Series 2007-1, against MS&Co and an affiliate. The matter is styled Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Saxon Asset Securities Trust, Series 2007-1 v. Saxon Funding Management LLC and Morgan Stanley and is pending in the Supreme Court of NY. The notice asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $593 million, breached various representations and warranties. The notice seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, indemnity, and interest.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against MS&Co, certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiff was approximately $694 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 10, 2014, the court denied the defendants’ motion to dismiss the case. On August 4, 2014, claims regarding two certificates were dismissed by stipulation. After these dismissals, the remaining amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $644 million.

On May 17, 2013, plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by

MS&Co to plaintiff was approximately $132 million. The complaint alleges causes of action against MS&Co for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 30, 2014, the court granted in part and denied in part MS&Co’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by MS&Co or sold to plaintiff by MS&Co was approximately $116 million. On December 1, 2014, MS&Co filed a notice of appeal from the Court’s October 30, 2014 decision.

On July 2, 2013, the trustee, Deutsche Bank became the named plaintiff in Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 (MSAC 2007-NC1) v. Morgan Stanley ABS Capital I Inc., and filed a complaint in the Supreme Court of NY under the caption Deutsche Bank National Trust Company, as Trustee for the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 v. Morgan Stanley ABS Capital I, Inc. On February 3, 2014, the plaintiff filed an amended complaint, which asserts claims for breach of contract and breach of the implied covenant of good faith and fair dealing and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.25 billion, breached various representations and warranties. The amended complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, rescission and interest. On March 12, 2014, MS&Co filed a motion to dismiss the amended complaint.

July 8, 2013, plaintiff filed a complaint in Morgan Stanley Mortgage Loan Trust 2007-2AX, by U.S. Bank National Association, solely in its capacity as Trustee v. Morgan Stanley Mortgage Capital Holdings LLC, as successor-by-merger to Morgan Stanley Mortgage Capital Inc., and Greenpoint Mortgage Funding, Inc. The complaint, filed in the Supreme Court of NY, asserts claims for breach of contract and alleges, among other things, that the loans in the Trust, which had an original principal balance of approximately $650 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages and interest. On August 22, 2013, MS&Co a filed a motion to dismiss the complaint, which was granted in part and denied in part on November 24, 2014.

On August 5, 2013, Landesbank Baden-Württemberg and two affiliates filed a complaint against MS&Co and certain affiliates in the Supreme Court of NY, styled Landesbank Baden-Württemberg et al. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $50 million. The complaint alleges causes of action against MS&Co for, among other things, common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission based upon mutual mistake, and seeks, among other things, rescission, compensatory damages, and punitive damages. On October 4, 2013, defendants filed a motion to dismiss the complaint.

On August 16, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Incorporated, et al. filed a complaint against MS&Co and certain affiliates in the United States District Court for the District of Kansas. The complaint alleges that defendants made untrue statements of material fact or omitted to state material facts in the sale to the plaintiff of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $567 million. The complaint alleges causes of action against MS&Co for violations of Section 11 and Section 12(a)(2) of the Securities Act of 1933, violations of the California Corporate Securities Law of 1968, and violations of the Kansas Blue Sky Law and seeks, among other things, rescissionary and compensatory damages. On December 27, 2013, the court granted the defendants’ motion to dismiss in substantial part. The surviving claims relate to one certificate purchased by the plaintiff for approximately $17 million. On November 17, 2014, the plaintiff filed an amended complaint. On December 15, 2014, defendants filed a motion to dismiss the amended complaint in part.

On August 26, 2013, a complaint was filed against MS&Co and certain affiliates in the Supreme Court of NY, styled Phoenix Light SF Limited et al v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiffs, or their assignors, of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by MS&Co and/or sold to plaintiffs or their assignors by MS&Co was approximately $344 million. The complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud, negligent misrepresentation and rescission based on mutual mistake and seeks, among other things, compensatory damages, punitive damages or alternatively rescission or rescissionary damages associated with the purchase of such certificates. The defendants filed a motion to dismiss the complaint on December 13, 2013. On June 17, 2014, plaintiffs filed an amended complaint. By stipulation dated July 18, 2014, the parties agreed that MS&Co’s previously filed motion to dismiss would be deemed to be directed at the amended complaint.

On September 23, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against MS&Co and certain affiliates in the SDNY. The complaint alleges that defendants made untrue statements of material fact or omitted to state material facts in the sale to plaintiffs of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs was approximately $417 million. The complaint alleges causes of action against MS&Co for violations of Section 11 and Section 12(a)(2) of the Securities Act of 1933, violations of the Texas Securities Act, and violations of the Illinois Securities Law of 1953 and seeks, among other things, rescissionary and compensatory damages. On January 22, 2014, the court granted defendants’ motion to dismiss with respect to claims arising under the Securities Act of 1933 and denied defendants’ motion to dismiss with respect to claims arising under Texas Securities Act and the Illinois Securities Law of 1953. On April 28, 2014, the court granted in part and denied in part the plaintiff’s motion to strike certain of the defendants’ affirmative defenses. On July 11, 2014, the defendants filed a motion for reconsideration of the court’s order on the motion to dismiss the complaint or, in the alternative, for certification of interlocutory appeal and a stay of all proceedings, which the court denied on September 30, 2014. On November 17, 2014, the plaintiff filed an amended complaint.

On November 6, 2013, Deutsche Bank, in its capacity as trustee, became the named plaintiff in Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 (MSAC 2007-NC3) v. Morgan Stanley Mortgage Capital Holdings LLC, and filed a complaint in the Supreme Court of NY under the caption Deutsche Bank National Trust Company, solely in its capacity as Trustee for Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 v. Morgan Stanley Mortgage Capital Holdings LLC, as Successor-by-Merger to Morgan Stanley Mortgage Capital Inc. The complaint asserts claims for breach of contract and breach of the implied covenant of good faith and fair dealing and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.3 billion, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, rescission, interest and costs. On December 16, 2013, MS&Co filed a motion to dismiss the complaint.

On December 24, 2013, Commerzbank AG London Branch filed a summons with notice against MS&Co and others in the Supreme Court of NY, styled Commerzbank AG London Branch v. UBS AG et al. Plaintiff purports to be the assignee of claims of certain other entities. The complaint, which was filed on May 20, 2014, alleges that MS&Co made material misrepresentations and omissions in the sale to plaintiff’s assignors of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by MS&Co to plaintiffs’ assignors was approximately $185 million. The complaint asserts causes of action against MS&Co for common law fraud, fraudulent concealment, and aiding and abetting common law fraud and fraudulent concealment and seeks, among other things, compensatory and punitive damages. MS&Co and other defendants moved to dismiss the complaint on December 5, 2014. On August 17, 2015, the parties filed a stipulation of discontinuance with prejudice.

On December 30, 2013, Wilmington Trust Company, in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2007-12, filed a complaint against MS&Co. The matter is styled Wilmington Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC et al. and is pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $516 million, breached various representations and warranties. The complaint seeks, among other relief, unspecified damages, interest and costs. On February 28, 2014, the defendants filed a motion to dismiss the complaint.

On January 15, 2014, the FDIC, as receiver for United Western Bank filed a complaint against MS&Co and others in the District Court of the State of Colorado, styled Federal Deposit Insurance Corporation, as Receiver for United Western Bank v. Banc of America Funding Corp., et al. The complaint alleges that MS&Co made untrue statements and material omissions in connection with the sale to United Western Bank of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sponsored, underwritten and/or sold to United Western Bank by MS&Co was approximately $75 million. The complaint raises claims under both federal securities law and the Colorado Securities Act and seeks, among other things, compensatory damages associated with plaintiff’s purchase of such certificates. On February 14, 2014, the defendants filed a notice removing the litigation to the United States District Court for the District of Colorado. On March 14, 2014, the plaintiff filed a motion to remand the action. On April 30, 2014, the defendants filed a motion to dismiss the complaint.

On April 28, 2014, Deutsche Bank National Trust Company, in its capacity as trustee for Morgan Stanley Structured Trust I 2007-1, filed a complaint against MS&Co. The matter is styled Deutsche Bank National Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC and is pending in the SDNY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $735 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified compensatory and/or rescissory damages, interest and costs. On July 21, 2014, MS&Co filed a motion to dismiss the complaint.

On September 19, 2014, Financial Guaranty Insurance Company (“FGIC”) filed a complaint against MS&Co in the Supreme Court of the State of New York, New York County (“Supreme Court of New York”) styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. The complaint asserts claims for breach of contract and alleges, among other things, that the net interest margin securities (“NIMS”) in the trust breached various representations and warranties. FGIC issued a financial guaranty policy with respect to certain notes that had an original balance of approximately $475 million. The complaint seeks, among other relief, specific performance of the NIM breach remedy procedures in the transaction documents, unspecified damages, reimbursement of certain payments made pursuant to the transaction documents, attorneys’ fees and interest. On November 24, 2014, MS&Co filed a motion to dismiss the complaint.

On September 19, 2014, Deutsche Bank National Trust Company, in its capacity as trustee of Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4, filed a summons with notice against MS&Co in the Supreme Court of New York styled

Deutsche Bank National Trust Company, solely in its capacity as Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4 v. Morgan Stanley Mortgage Capital Holdings LLC, as successor-by-merger to Morgan Stanley Mortgage Capital Inc., and Morgan Stanley ABS Capital I Inc. The notice asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.05 billion, breached various representations and warranties. The trustee filed its complaint on January 23, 2015, alleging breaches of representations and warranties, the repurchase obligation, and the duty to notify, and seeking, among other relief, specific performance of the loan breach remedy procedures in the transaction documents; compensatory, consequential, rescissory, equitable and/or punitive damages; attorneys’ fees, costs and other related expenses, and interest. On October 20, 2015, the court granted in part and denied in part the Company’s motion to dismiss.

On September 23, 2014, FGIC filed a complaint against MS&Co in the Supreme Court of New York styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. The complaint asserts claims for breach of contract and fraudulent inducement and alleges, among other things, that the loans in the trust breached various representations and warranties and defendants made untrue statements and material omissions to induce FGIC to issue a financial guaranty policy on certain classes of certificates that had an original balance of approximately $876 million. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, compensatory, consequential and punitive damages, attorneys’ fees and interest. On November 24, 2014, MS&Co filed a motion to dismiss the complaint.

Other Matters

On a case-by-case basis MS&Co has entered into agreements to toll the statute of limitations applicable to potential civil claims related to RMBS, CDOs and other mortgage-related products and services when MS&Co has concluded that it is in its interest to do so.

On October 18, 2011, MS&Co received a letter from Gibbs & Bruns LLP (the “Law Firm”), which is purportedly representing a group of investment advisers and holders of mortgage pass-through certificates issued by RMBS trusts that were sponsored or underwritten by MS&Co. The letter asserted that the Law Firm’s clients collectively hold 25% or more of the voting rights in 17 RMBS trusts sponsored or underwritten by MS&Co and that these trusts have an aggregate outstanding balance exceeding $6 billion. The letter alleged generally that large numbers of mortgages in these trusts were sold or deposited into the trusts based on false and/or fraudulent representations and warranties by the mortgage originators, sellers and/or depositors. The letter also alleged generally that there is evidence suggesting that MS&Co has failed prudently to service mortgage loans in these trusts. On January 31, 2012, the Law Firm announced that its clients hold over 25% of the voting rights in 69 RMBS trusts securing over $25 billion of RMBS sponsored or underwritten by MS&Co, and that its clients had issued instructions to the trustees of these trusts to open investigations into allegedly ineligible mortgages held by these trusts. The Law Firm’s press release also indicated that the Law Firm’s clients anticipate that they may provide additional instructions to the trustees, as needed, to further the investigations. On September 19, 2012, MS&Co received two purported Notices of Non-Performance from the Law Firm purportedly on behalf of the holders of significant voting rights in various trusts securing over $28 billion of residential mortgage backed securities sponsored or underwritten by MS&Co. The Notice purports to identify certain covenants in Pooling and Servicing Agreements (“PSAs”) that the holders allege that the Servicer and Master Servicer failed to perform, and alleges that each of these failures has materially affected the rights of certificateholders and constitutes an ongoing event of default under the relevant PSAs. On November 2, 2012, MS&Co responded to the letters, denying the allegations therein.

Commercial Mortgage Related Matter

On January 25, 2011, MS&Co was named as a defendant in The Bank of New York Mellon Trust, National Association v. Morgan Stanley Mortgage Capital, Inc., a litigation pending in the SDNY. The suit, brought by the trustee of a series of commercial mortgage pass-through certificates, alleges that MS&Co breached certain representations and warranties with respect to an $81 million commercial mortgage loan that was originated and transferred to the trust by MS&Co. The complaint seeks, among other things, to have MS&Co repurchase the loan and pay additional monetary damages. On June 16, 2014, the court granted MS&Co’s supplemental motion for summary judgment. On June 17, 2014, the court entered judgment in MS&Co’s favor. On July 16, 2014, the plaintiff filed a notice of appeal.

Matters Related to the CDS Market

On July 1, 2013, the European Commission (“EC”) issued a Statement of Objections (“SO”) addressed to twelve financial firms (including MS&Co), the International Swaps and Derivatives Association, Inc. (“ISDA”) and Markit Group Limited (“Markit”) and various affiliates alleging that, between 2006 and 2009, the recipients breached European Union competition law by taking and refusing to take certain actions in an effort to prevent the development of exchange traded credit default swap (“CDS”) products. The SO indicates that the EC plans to impose remedial measures and fines on the recipients. MS&Co and the other recipients of the SO filed a response to the SO on January 21, 2014, and attended oral hearings before the EC during the period May 12-19, 2014. MS&Co’s oral hearing took place on May 15, 2014. MS&Co filed a supplemental response to the SO on July 11, 2014. MS&Co and others have also responded to an investigation by the Antitrust Division of the United States Department of Justice related to the CDS market.

Beginning in May 2013, twelve financial firms (including MS&Co), as well as ISDA and Markit, were named as defendants in multiple purported antitrust class actions now consolidated into a single proceeding in the SDNY styled In Re:

Credit Default Swaps Antitrust Litigation. Plaintiffs allege that defendants violated United States antitrust laws from 2008 to present in connection with their alleged efforts to prevent the development of exchange traded CDS products. The complaints seek, among other relief, certification of a class of plaintiffs who purchased CDS from defendants in the United States, treble damages and injunctive relief. On September 4, 2014, the court granted in part and denied in part the defendants’ motion to dismiss the second amended complaint.

The following matters were terminated during or following the quarter ended December 31, 2014:

In re Morgan Stanley ERISA Litigation and Coulter v. Morgan Stanley & Co. Incorporated et al were purported class action complaints asserting claims on behalf of participants in MS&Co’s 401(k) plan and employee stock ownership plan against MS&Co and other parties, including certain present and former directors and officers, under the Employee Retirement Income Security Act of 1974 (“ERISA”) relating to MS&Co’s subprime and other mortgage related losses. Both cases were dismissed by the SDNY and their dismissal affirmed by the Second Circuit. On December 3, 2014, the time for plaintiffs to pursue a further appeal expired.

In re Morgan Stanley Mortgage Pass-Through Certificates Litigation, which had been pending in the SDNY, was a putative class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 and 2007 contained false and misleading information concerning the pools of residential loans that backed these securitizations. On December 18, 2014, the parties’ agreement to settle the litigation received final court approval, and on December 19, 2014, the court entered an order dismissing the action.

In re IndyMac Mortgage-Backed Securities Litigation, which had been pending in the SDNY, was a class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates contained false and misleading information concerning the pools of residential loans that backed these securitizations. On February 3, 2015, the court issued its final approval of the parties’ agreement to settle the litigation and on February 23, 2015, the court entered a final judgment dismissing the action.

Allstate Insurance Company, et al. v. Morgan Stanley, et al., which had been pending in the Supreme Court of NY, involved allegations that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. On January 16, 2015, the parties reached an agreement to settle the litigation.

CFTC Administrative Action

On June 5, 2012, MS&Co consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by the Commodity Futures Trading Commission (“CFTC”) to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (“EFRP”). Specifically, the CFTC found that from April 2008 through October 2009, MS&Co violated Section 4c(a) of the Commodity Exchange Act and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (“CME”) and Chicago Board of Trade (“CBOT”) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position. In addition, the CFTC found that MS&Co violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, MS&Co accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine. MS&Co entered into corresponding and related settlements with the CME and CBOT in which the CME found that MS&Co violated CME Rules 432.Q and 538 and fined MS&Co $750,000 and CBOT found that MS&Co violated CBOT Rules 432.Q and 538 and fined MS&Co $1,000,000.

On August 6, 2015, the CFTC issued an Order requiring MS&Co to pay a $300,000 monetary penalty for failing to hold sufficient U.S. Dollars in segregated accounts in the United States to meet all of its U.S. Dollar obligations to cleared swaps customers. The Order also finds that the firm failed to implement adequate procedures and requires MS&Co to cease and desist from violating CFTC Regulations, as charged. As set forth in the Order, on numerous days from March 12, 2013 to March 7, 2014, MS&Co failed to hold sufficient U.S. Dollars in segregated accounts in the United States to meet all U.S. Dollar obligations to the firm’s cleared swaps customers, in violation of CFTC Regulation 22.9. On those days, MS&Co held the amount of the U.S. Dollar deficits in Euros and other currencies, rather than in U.S. Dollars, according to the Order. Because MS&Co held the amount of the U.S. Dollar deficits in other currencies, it did not have a shortfall in overall cleared swaps customer collateral. As the Order finds, however, the size of MS&Co’s U.S. Dollar deficits ranged from approximately $5 million to approximately $265 million, at times representing more than 10 percent of the amount that the firm was obligated to maintain in U.S. Dollars for cleared swaps customers. Additionally, the Order finds that from November 8, 2012 to on or about April 8, 2014, MS&Co did not have in place adequate procedures to comply with the currency denomination requirements for cleared swaps customer collateral and did not train and supervise its personnel to ensure compliance with CFTC Regulation 22.9. MS&Co thereby failed to supervise diligently its officers, employees, and agents and did not have sufficient procedures in place to detect and deter the violations found herein, in violation of Regulation 166.3, the Order finds.

Litigation Disclosure—TEF

From time to time TEF (in its capacity as an Execution Broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, TEF has advised the Sponsor that during the five (5) years preceding the date of this prospectus there has been no material administrative, civil, or criminal action against TEF or any of its principals.

THE ADMINISTRATOR

The Sponsor, on behalf of the Fund, has appointed State Street Bank and Trust Company (“State Street”) as the Fund’s Administrator and has entered into Services Agreements in connection therewith. State Street is a state-chartered bank organized under the laws of the Commonwealth of Massachusetts. State Street has an office at One Lincoln Street, Boston, Massachusetts 02110. Information regarding State Street’s services and the related records maintained by State Street can be obtained by calling (866) 909-9473. State Street is a participant in DTC and is subject to supervision by the Massachusetts Division of Banks and the Board of Governors of the Federal Reserve System.

Investors may obtain information regarding the NAV, creation and redemption transaction fees, certain tax information with respect to the Fund and the names of the Authorized Participants that have executed a Participant Agreement with the Fund by contacting the Administrator at the contact information described above.

The Administrator serves as the registrar and transfer agent of the Fund, and as such, register of the Shareholders. The Administrator retains certain financial books and records on behalf of the Fund, including:

•	fund accounting records; and

•	ledgers with respect to assets, liabilities, capital, income and expenses.

The Administrator also calculates the NAV once each NYSE Arca trading day.

The Administrator’s monthly fees, equal to basis points based on annual NAV, and certain of its out-of-pocket expenses are paid by the Sponsor. The Administrator also receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $200 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE DISTRIBUTOR

The Sponsor, on behalf of the Fund, has appointed Foreside Fund Services LLC (“FFS”), as the Fund’s Distributor. FFS is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation. Investors may contact FFS at Three Canal Plaza, Suite 100, Portland, Maine 04101. Information regarding FFS may be obtained by calling (866) 909-9473.

The Distributor’s fees, equal to basis points based on annual NAV, and certain of its out-of-pocket expenses are paid by the Sponsor. The Fund will advise the Distributor if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Distributor assists the Sponsor and the Administrator with certain functions and duties relating to the creation and redemption of Baskets, including but not limited to:

•	assisting in the processing of Basket creations and redemptions; and

•	assisting with the maintenance of creation and redemption records.

See “Creation and Redemption of Shares.” The Distributor does not open or maintain customer accounts or handle orders for the Fund.

DESCRIPTION OF THE SHARES

The following summary briefly describes the Shares and certain aspects of the operation of the Fund. Prospective investors should carefully review the Trust Agreement and consult with their own advisers concerning an investment in a Delaware statutory trust.

General

The Fund is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Fund will create Shares only in Baskets and only upon the order of an Authorized Participant. See “Creation and Redemption of Shares.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares. Neither the Fund nor the Sponsor can guarantee the registration of additional Shares on a timely basis or at all, which may adversely affect an investment in the Shares. See “Risk Factors.”

Description of Limited Rights

Investors should not view the Shares as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Investors will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppressive” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the Shareholder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. See “The Trust Agreement.” The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

The Fund will make distributions on the Shares at the discretion of the Sponsor. Because the Sponsor does not presently intend to make ongoing distributions, an investor’s income tax liability on its pro rata share of the Fund’s income and gain on the Shares held will, in all likelihood, exceed any distributions from the Fund. See “Certain Material U.S. Federal Income Tax Considerations.”

If the Fund is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Fund and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “The Trust Agreement—Fund Termination Events.” Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances. Certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement. In addition, shareholders will have certain limited voting rights under the Delaware Statutory Trust Act, including but not limited to voting rights associated with the continuation of the Fund in the context of a pending dissolution, and in connection with a conversion, merger, consolidation, transfer or domestication. See “The Trust Agreement—Management; Voting by Shareholders.”

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares. The Shares are subject to mandatory redemption by the Fund. See “The Trust Agreement—Mandatory Redemption.”

CREATION AND REDEMPTION OF SHARES

The following description of the procedures for the creation and redemption of Shares is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for additional detail.

Overview

The Fund creates and redeems Shares from time to time, but only in one or more Baskets of 25,000 Shares. Authorized Participants are the only persons that may place orders to create and redeem Baskets. See “Authorized Participants.” Investors not qualified as Authorized Participants are not able to place orders to create and redeem Baskets; however, Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $200 per order. Authorized Participants who purchase Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to affect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities, depending on the relevant facts and circumstances, may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”), as described in “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients.

Under the Participant Agreement, the Sponsor has agreed to indemnify an Authorized Participant against certain liabilities, including liabilities under the Securities Act.

Creation Procedures

General

On any business day, an Authorized Participant may place an order with the Administrator to create one or more Baskets. Creation orders will be accepted only on a “business day” during which the NYSE Arca is open for regular trading. Purchase orders must be placed no later than 10:00 a.m., New York time, on each business day the NYSE Arca is open for regular trading. The day on which the Administrator receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of the applicable Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the NAV of 25,000 Shares on the purchase order date, but only if the required payment is timely received. To calculate the NAV, the Administrator will use the CME settlement price (typically determined after 5:00 p.m. New York time) for the Coal Futures traded on the CME.

Because orders to purchase Baskets must be placed no later than 10:00 a.m., New York time, but the total payment required to create a Basket typically will not be determined until after 5:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order. The NAV and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Delivery of Required Payment

An Authorized Participant who places a purchase order shall transfer to the Administrator the required amount of U.S. Treasuries and/or cash by the end of the next business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account on the next business day following the purchase order date.

Suspension of Purchase Orders

The Sponsor acting by itself or through the Administrator or the Distributor may suspend the right of purchase, or postpone the purchase settlement date, for any period during which the NYSE Arca or other exchange on which the Shares are listed is closed, other than for customary holidays or weekends, or when trading is restricted or suspended. None of the Sponsor, the Distributor or the Administrator will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Administrator or the Distributor may reject a purchase order if (1) it determines that the purchase order is not in proper form, (2) circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Baskets, such as during force majeure events, or (3) the Sponsor believes that it or the Fund would be in violation of any securities or commodities rules or regulations regarding position limits or otherwise by accepting a creation. None of the Administrator, the Distributor or the Sponsor will be liable for the rejection of any purchase order.

Redemption Procedures

General

The approved procedures by which an Authorized Participant can redeem one or more Baskets will mirror in reverse the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Distributor to redeem one or more Baskets. Redemption orders must be placed no later than 10:00 a.m., New York time, on each business day. The day on which the Distributor receives a valid redemption order is the redemption order date. Redemption orders are irrevocable.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 12:00 p.m., New York time, on the next business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of a cash redemption amount equal to the NAV of the number of Baskets requested in the Authorized Participant’s redemption order on the redemption order date. To calculate the NAV, the Administrator will use the CME settlement price (typically determined after 5:00 p.m. New York time) for the Coal Futures traded on the CME.

Because orders to redeem Baskets must be placed no later than 10:00 a.m., New York time, but the total amount of redemption proceeds typically will not be determined until after 5:00 p.m., New York time, on the date the redemption order is received, Authorized Participants will not know the total amount of the redemption proceeds at the time they submit an irrevocable redemption order. The NAV and the total amount of redemption proceeds could rise or fall substantially between the time an irrevocable redemption order is submitted and the time the amount of redemption proceeds in respect thereof is determined.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund will be delivered to the Authorized Participant at 12:00 p.m., New York time, on the next business day immediately following the redemption order date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 12:00 p.m., New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Sponsor may cause the redemption distribution to be delivered notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 12:00 p.m., New York time, on the next business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor may from time to time determine.

Suspension of Redemption Orders

The Sponsor acting by itself or through the Administrator or the Distributor may suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed, other than customary weekend or holiday closings, or for any period when trading on the NYSE Arca is suspended, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) in the event any price limits imposed by the CME or the CFTC are reached and the Sponsor believes that permitting redemptions under such circumstances may adversely impact investors. None of the Sponsor, the Distributor or the Administrator will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Rejection of Redemption Orders

The Sponsor acting by itself or through the Distributor or the Administrator may reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of the Sponsor’s counsel, might be unlawful. None of the Administrator, the Distributor or the Sponsor will be liable for the rejection of any redemption order.

The times for creation and redemption order cut-off times and/or settlement set forth above may be revised as designated by the Funds or its agents on the order form or related procedures as communicated to Authorized Participants.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a non-refundable transaction fee to the Fund of $200 per order. In turn, the Fund pays this transaction fee to the Administrator. The transaction fee may be reduced, increased or otherwise changed by the Administrator with the consent of the Sponsor but without the consent of or prior notice to any Authorized Participant or Shareholder.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Manager, the Distributor, the Administrator, the Trustee and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

NYSE Arca Dissemination of Indicative Fund Value

To provide updated information relating to the Fund for use by investors and market professionals, the Sponsor expects that the NYSE Arca will calculate and disseminate throughout the trading day an updated “indicative fund value.” The indicative fund value will be calculated by using the prior day’s closing NAV per Share as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s Coal Futures during the trading day. Changes in the value of U.S. Treasuries and cash equivalents will not be included in the calculation of indicative fund value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV will be calculated only once at the end of each trading day.

The indicative fund value will be disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours for Coal Futures on the CME Globex and CME ClearPort systems are 6:00 p.m. New York time Sunday through 6:00 pm. New York time Friday with a 45 minute break each day from 5:15 p.m. to 6:00 p.m. NYSE Arca will disseminate the indicative fund value through the facilities of Consolidated Tape Association. In addition, the indicative fund value will be published on the NYSE Euronext Global Index Feed and will be available through on-line information services such as Bloomberg and Reuters.

The Sponsor expects that the NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the Sponsor expects that the indicative fund value will be published on the NYSE Arca’s website and available through on-line information services such as Bloomberg and Reuters.

AUTHORIZED PARTICIPANTS

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into a Participant Agreement with the Fund, the Distributor and the Sponsor, a form of which is available from the Sponsor, Administrator or Distributor. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and the delivery of cash required for such creations or redemptions. See “Creation and Redemption of Shares.” A list of the current Authorized Participants can be obtained from the Sponsor. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures and internal controls as it determines is appropriate in light of its own regulatory regime.

Authorized Participants are cautioned that some of their activities, depending on the relevant facts and circumstances, may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

THE TRUST AGREEMENT

The following summary briefly describes the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement and consult with their own advisers concerning an investment in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

Principal Office; Location of Records

The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Sponsor.

The books and records of the Fund will be maintained as follows:

•	all marketing materials will be maintained at the offices of the Sponsor;

•	creation and redemption books and records and certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, trading and related documents related to custody of assets from the Fund’s Commodity Brokers, transfer journals and related details) will be maintained by the Administrator; and

•	trading records and related reports and other items received from the Fund’s Commodity Brokers and counterparties will be maintained by the Sub-Adviser;

•	all other books and records of the Fund (including minute books and other general corporate records) will be maintained by the Sponsor.

The books and records of the Fund are located at the applicable office set forth below, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours.

Administrator:	State Street Bank and Trust Company One Lincoln Street Boston, Massachusetts 02110

Sub-Adviser:	GreenHaven Advisors LLC 3340 Peachtree Road, Suite 1910 Atlanta, Georgia 30326 (404) 389-9744

Sponsor:	WisdomTree Coal Services LLC 245 Park Avenue, 35th Floor New York, New York 10167 (866) 909-9473 (including information related to the Administrator’s records)

The Sponsor will maintain and preserve the books and records of the Fund for a period of not less than six (6) years.

The Trustee

The rights and duties of the Trustee, the Sponsor and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement.

The Trustee serves as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Sponsor or the Shareholders.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trust Agreement provides that the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Fund’s business. The Trustee will have no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor

In the course of its management of the business and affairs of the Fund, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary for the efficient operation of the Fund.

The Sponsor, in the management of the Fund, will only be liable under the terms of the Trust Agreement. The Trust Agreement specifically does not impose any general fiduciary duties on the Sponsor. For a general description of the Sponsor’s role concerning the Fund, see “The Sponsor and the Sub-Adviser—The Sponsor—Authority.” Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, WisdomTree Investments, Inc., is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Indemnified Parties”), if the Sponsor Indemnified Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Indemnified Parties. The Fund will indemnify the Sponsor Indemnified Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

For a general description of the fees and expenses of the Fund payable by the Sponsor, see “Charges—Fees and Expenses.”

Ownership or Beneficial Interest in the Fund

The Sponsor has made an investment of $2,000, or 50 Shares, in the Fund. Principals of the Sponsor may have ownership of Shares in the Fund from time to time, although such ownership is not anticipated to exceed 5% of the outstanding shares of the Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund.

The Sponsor has the right unilaterally to amend the Trust Agreement; provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca or other applicable national securities exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments, and investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution received at a time when the Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares trade on the NYSE Arca and may be bought and sold on the NYSE Arca like any other exchange-listed security.

Reports to Shareholders

The Sponsor will furnish an annual report for the Fund in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accounting firm, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, will be posted at www.wisdomtree.com.

The Sponsor will notify Shareholders of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a current report on Form 8-K, which will be publicly available at www.sec.gov and at www.wisdomtree.com. Any such notification will include a description of Shareholders’ voting rights.

Shareholders of record also will be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held.

Fund Termination Events

The Fund may be dissolved at any time and for any reason, or for no reason at all, by the Sponsor with written notice to the Shareholders. Any termination by the Fund will result in the compulsory redemption of all outstanding Shares.

Mandatory Redemption

As discussed in the Trust Agreement, if the Sponsor gives at least fifteen (15) days’ written notice to a Shareholder, then the Sponsor may for any reason, in its sole discretion, require the mandatory redemption of all or part of the Shares held by any such Shareholder at the NAV per Share calculated as of the date of redemption; provided, however, that the provision of the written notice to a Shareholder does not obligate the Fund to affect any redemption. If the Sponsor does not give at least fifteen (15) days’ written notice to a Shareholder, then it may only require mandatory redemption of all or any portion of the Shares held by any such Shareholder in the following circumstances:

(i)	the Shareholder made a misrepresentation to the Fund or the Sponsor in connection with its purchase of Shares; or

(ii)	the Shareholder’s ownership of Shares would result in the violation of any law or regulation applicable to the Fund or a Shareholder.

The primary purpose of this mandatory redemption authority is to ensure that the Fund complies with applicable regulatory and listing requirements, including CFTC or futures position limits, that may restrict the size of the Fund and the investment portfolio. The Sponsor anticipates that it will exercise this authority only to the extent that it reasonably believes is necessary or appropriate for the Fund to comply with applicable legal and listing requirements and only after first exercising commercially reasonable efforts to comply with the applicable requirements without exercise of such redemption authority. The Fund may also use the mandatory redemption right in the context of a general liquidation of the Fund’s assets.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

The following summary briefly describes the securities depository for the Shares and the evidence of ownership for the Shares. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Fund on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Fund and the Sponsor. Under such circumstances, the Sponsor may find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Fund is recently formed and has limited operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with Generally Accepted Accounting Principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments, and actual results may differ from the estimates used. The Fund expects to have significant exposure to Coal Futures. Assets of the Fund not invested in Coal Futures will be invested in U.S. Treasuries, cash and/or cash equivalents, each of which will be held at fair value.

Results of Operations

As of the date of this prospectus, the Fund has limited activities.

Liquidity and Capital Resources

A significant portion of the NAV is held in U.S. Treasuries, cash and/or cash equivalents as described above. A portion of these investments will be used as margin for the Fund’s trading in Coal Futures. The percentage that U.S. Treasuries, cash and/or cash equivalents will bear to the NAV will vary from period to period as the market values of the underlying Coal Futures change.

The Fund’s Coal Futures will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, various commodity exchange rules impose speculative position and accountability limits on market participants trading in certain commodities. In addition, exchanges may also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached with respect to a particular futures contract, no trades may be made at a price beyond that limit. The Fund intends to invest all of its assets to the greatest extent possible in Coal Futures. If the Fund encounters accountability levels, position limits or price fluctuation limits for these contracts, it may not be able to create the Baskets necessary to accomplish its stated investment objective.

Market Risk

Trading in Coal Futures will involve the Fund having to go through the financial settlement process at the CME, should it hold such Coal Futures into the delivery period.

The Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements, and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain service providers of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Sponsor, certain service providers and with any counterparty to a Coal Future. Sponsor Fee payments made to the Sponsor are calculated as a fixed percentage of the NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations of the purchase, ownership and disposition of Shares as of the date of this prospectus by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). This discussion is applicable to a Shareholder who purchases Shares in the offering to which this prospectus relates, including a Shareholder who purchases Shares from an Authorized Participant. Except where noted otherwise, the discussion addresses only the U.S. federal income tax consequences with respect to Shares that are held as a capital asset by a Shareholder and does not address the U.S. federal income tax consequences that may apply to Shareholders that are subject to certain special tax provisions including, without limitation, Shareholders that are dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction, or traders in securities or commodities that elect to use a mark-to-market method of accounting or whose “functional currency” is not the U.S. dollar. Shareholders subject to these and other special tax provisions should consult their own tax advisers concerning the U.S. federal income tax consequences of owning Shares in light of their particular circumstances.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below. Persons considering an investment in Shares should consult their own tax advisers concerning the U.S. federal income tax consequences of purchasing, owning and disposing of Shares in light of their particular circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.

For purposes of the discussion herein, a “U.S. Shareholder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (a) is subject to the primary supervision of a court located within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares in the Fund that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Investors serving as a partner of a partnership holding Shares are urged to consult a tax adviser.

The Fund has received the opinion of Bryan Cave LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund, and to U.S. Shareholders and Non-U.S. Shareholders, will be as described below. In rendering its opinion, Bryan Cave LLP has relied on the facts described in this prospectus as well as certain representations made by the Fund, the Trustee, and the Sponsor. The opinion of Bryan Cave LLP is not binding on the United States Internal Revenue Service, or the IRS, and, as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT A TAX ADVISER CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES, AS WELL AS ANY PERSONAL CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Status of the Fund

An entity such as the Fund that does not elect to be taxed as a corporation is classified as a partnership for U.S. federal income tax purposes. Generally, a partnership is not subject to income taxation. Instead, all of its income is passed through and taxable to its partners (in the Fund’s case, its Shareholders) for U.S federal income tax purposes. However, there is an exception in the Code that applies to a publicly traded partnership (“PTP”) which provides that generally a PTP will be taxed as a corporation unless 90% or more of a PTP’s gross income during each taxable year consists of “qualifying income.” Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its respective gross income for each taxable year will constitute qualifying income as that term is defined the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of Bryan Cave LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Bryan Cave LLP has relied are: (i) the Fund has not elected and will not elect to be taxed as a corporation for U.S. federal income tax purposes; (ii) for each taxable year, more than 90% of the Fund’s gross income will be qualifying income; and (iii) the Fund is organized and will be operated in accordance with its governing instruments and applicable law, which instruments include such terms, provisions and limitations that are intended to restrict the operation of the Fund so as to comply with the representation in (ii) above.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations will generate sufficient “qualifying income” to avoid classification as a PTP. Whether the Fund will be able to operate so as to meet the qualifying income exception is a matter that will be determined only by the Fund’s actual operations in the future. However, the Sponsor has represented that it will use its best efforts to cause the operations of the Fund to meet the exception from corporate income taxation by satisfying the requirement that at least 90% of its annual income consist of qualifying income as that term is defined in the Code. If the Fund were to be deemed taxable as a corporation, such determination would likely have a material adverse effect on an investment in the Shares.

The discussion below is based on Bryan Cave LLP’s opinion that the Fund will be classified as a partnership, and not as a corporation subject to entity level income taxation, for U.S. federal income tax purposes.

U.S. Shareholders

Taxation of Fund Income and Gain

A partnership generally is not subject to U.S. federal income taxation on its taxable income. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in its taxable income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In determining a Shareholder’s U.S. federal income tax liability, each Shareholder’s allocable share of such items of income, gain, loss, deduction and other items must be included in taxable income, regardless of whether cash distributions are made by the Fund to the Shareholder. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. Because the Trustee currently does not intend to make distributions, it is likely that in any year the Fund realizes net income and/or gain, a U.S. Shareholder will be required to pay taxes on its allocable share of such income or gain from the Fund with cash from sources other than Fund distributions. Certain individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing a joint return), and certain trusts and estates, will be subject to the Medicare Contribution Tax at the rate of 3.8% of their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, rents and capital gains (other than certain amounts earned in connection with trade or business activities). A substantial portion, if not all, of the Fund’s net income is likely to be considered “net investment income.”

The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting for U.S. federal income tax purposes. In addition, there are a number of special tax accounting methods that are likely to apply to certain of the investments made by the Fund that will impact the determination and timing of when the Fund must include income or gain from these assets in its taxable income and, thus, the timing of when the Fund’s Shareholders must pay income tax on this income generated by this investment. For example, the Fund may invest in, and the Fund’s Shareholders will be taxable on their respective portion of Shares of, ordinary income realized by the Fund from accruals of interest on U.S. Treasuries held in the Fund’s portfolio that were purchased with “original issue discount.” Under the Code, interest income on a debt instrument purchased with original issue discount is taxable as the discount accrues even though the interest income on such debt instrument is not currently payable. The Fund may hold other assets where the income earned with respect to the assets is required to be included in the Fund’s taxable income (and, thus, taxable to the Fund’s Shareholders) prior to the time such income is realized in cash by the Fund. As a result, an investment in these types of assets by the Fund could result in the Fund’s Shareholders being subject to income taxation with respect to the earnings accruing with respect to these assets, even though the Fund has not received any cash reflective of these earnings. Accordingly, the Fund may not be in a position to make distributions to its Shareholders that are reflective of the earnings included in taxable income and Shareholders may be required to use cash from other sources to pay any income taxes due with respect to this taxable income.

Other methods of accounting applicable to the Fund may require the recognition of gain or loss by the Fund prior to a realization event with respect to certain assets owned by the Fund. For example, the Code generally requires the use of the “mark-to-market” method of accounting, which requires the inclusion in the computation of taxable income of certain gains and losses, with respect to any regulated futures contracts, foreign currency contract, non-equity option, dealer equity option, and dealer securities futures contract, otherwise referred to as Section 1256 Contracts. It is expected that the futures contracts held by the Fund will be considered Section 1256 Contracts for U.S. federal income tax purposes. The mark-to-market method of accounting applicable to Section 1256 Contracts requires that, as of the end of the Fund’s taxable year, the Fund treat the Section 1256 Contracts as if they were sold by the Fund at their fair market value. The net gain or loss, if any, resulting from these deemed sales, together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules. Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders of the Fund will take into account annually in computing their taxable income for a year their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. Likewise, the Fund may not be in a position to make distributions to its Shareholders that are reflective of the gains reported for income tax purposes using the mark-to-market method of accounting and Shareholders may be required to use cash from other sources to pay any income taxes due with respect to these gains.

Limitations on Deductibility of Losses and Certain Expenses

A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to a Shareholder by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund will be limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a Shareholder’s invested capital plus such Shareholder’s share of any recourse debt of the Fund for which such Shareholder is liable. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which the Shareholder is permitted to offset such carryover losses, or until additional capital is invested or otherwise placed at risk by such Shareholder.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract losses in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. In addition, for non-corporate taxpayers whose adjusted gross income exceeds a certain threshold amount, all itemized deductions, including investment-related expenses in excess of the 2% threshold, are subject to a reduction equal to the lesser of (i) 3% of the taxpayer’s adjusted gross income in excess of a such threshold amount and (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment-related expenses generally are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Although the matter is not free from doubt, the Fund believes that the Sponsor Fee paid to the Sponsor constitutes investment-related expenses subject to the miscellaneous itemized deduction limitation and are not expenses incurred in connection with the carrying on of a trade or business. The Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year.

Noncorporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

Under the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has not yet determined whether it will make such an election. A U.S. Shareholder’s distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

To the extent that a Shareholder is allocated losses or expenses of the Fund that must be deferred or disallowed as a result of these or other limitations in the Code, a Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that it cannot deduct currently because it has insufficient capital gains against which to offset the loss. As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gain for a year, but be unable to deduct some or all of its share of Sponsor Fees and/or margin account interest incurred by it with respect to its Shares. Shareholders are urged to consult their own professional tax advisers regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Neither the Fund nor any Shareholder is entitled to any deduction for syndication expenses, such as brokerage fees, nor can these expenses be amortized by the Fund or any Shareholder. Any selling commissions paid to placement agents will be characterized as a non-deductible syndication expense.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership” as those terms are defined for U.S. federal income tax purposes. Subject to the discussion below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the agreement could increase or reduce, or the character of the income or loss could be different than was reported by the Fund in its annual tax return.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for and in some respects are difficult to apply to PTPs in the case where Shares in the Fund may change hands numerous times during a taxable year. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS could successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and require that tax items reported by the Fund to its Shareholders be adjusted or reallocated in a manner that could adversely impact the Shareholders.

Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the Shareholder owning Shares as of the close of the last trading day of a month will be treated, for U.S. federal income tax purposes, as owning those Shares until immediately before close of the last trading day of the following month. As a result, a Shareholder will be allocated for U.S. federal income tax purposes a proportionate share of all items of income, gain, loss, deduction and credit that reportable for U.S. federal income tax purposes in such following month even if such Shareholder has disposed of its Shares prior to the close of the last trading day of such following month.

In addition, for any month in which an issuance or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the lowest trading price of the Fund’s assets during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions that will be employed by the Fund. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of some Shareholders. The Sponsor is authorized to revise the Fund’s allocation and revaluation methods to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. By making a Section 754 election, in the case of any purchase of Shares by a Shareholder, the Fund generally will be required by Section 743(d), to track differences between a Shareholder’s proportionate share of basis in the Fund’s assets, or the inside basis and the fair market value of the Fund’s assets (using the purchase price for Shares or other information obtained from such Shareholder to determine the difference) and supply the Shareholder with supplemental tax information to be used in determining the Shareholder’s overall taxable income, gain, loss, deduction, or credit to be reported by such Shareholder with respect to such Shareholder’s ownership of the Shares. In addition to the adjustment required by Section 743(b), the Fund also is required to adjust its tax basis in its assets in respect of a transferee Shareholder in the case of a sale or exchange of Shares, or a transfer upon death, when there exists a “substantial built-in loss” (i.e., in excess of $250,000) in respect of Fund property immediately after the transfer (a Section 734(d) adjustment).

The Section 743(b) nor the Section 734(d) adjustments do not result in an adjustment to the bases of the assets held by the Fund nor are such adjustments taken into account by the Fund in computing its taxable income, gain, loss deductions, or credits when computing its taxable income to be reported and allocated to the Shareholders for a taxable year. Instead, the Section 743(b) adjustment is separately tracked and reported solely to the owner of Shares to which such adjustment applies and is taken into account independently by such Shareholder along with the taxable income, gain, loss, deduction, or credits, in determining the overall amount of taxable income, gain, loss, deduction, or credit to be reported by the Shareholder for U.S. federal income tax purposes with respect to the Shares owned by such Shareholder for any taxable year. Depending on the relationship between a Shareholder’s purchase price for Shares and the Shareholder’s share of the Fund’s unadjusted inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculation of the adjustments required by Section 743(b) and Section 734(d) are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of PTPs. Therefore, the Fund will apply certain conventions in determining and allocating the Section 743 and 734 basis adjustments to help reduce the complexity of those calculations that Shareholders otherwise might be required to make on their own and to help reduce the resulting administrative costs to the Fund of responding to multiple Shareholder inquiries for information regarding the Fund’s basis in its assets that otherwise would be needed by Shareholders to make such computations. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require that different basis adjustments be made.

To make the basis adjustments permitted by Section 743 and 734, the Fund is required to obtain information regarding each holder’s secondary market transactions in Shares as well as issuances and redemptions of Shares. The Fund will solicit such information directly from Shareholders of record, and, otherwise obtain such information from Shareholder purchases and redemptions of Shares directly from the Fund. Each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and such Shareholder’s share of unadjusted inside basis, which can affect the computation of and amount of income, gain, loss, deduction or credit that a Shareholder may be required to take into account in computing its taxable income resulting from the Shareholder ownership of Shares in the Fund. In addition, the Fund will require (i) a Shareholder who receives a distribution from the Fund in connection with a complete withdrawal, (ii) a transferee of Shares (including a transferee in case of death) and (iii) any other Shareholder in appropriate circumstances to provide the Fund with information regarding its adjusted tax basis in its Shares.

Constructive Termination

The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the Fund’s total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder of Shares reporting on a taxable year other than a fiscal year ending December 31, the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain, (b) its share of the Fund’s income, if any, that is exempt from tax, (c) any increase in its share of the Fund’s liabilities, and (d) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses, (b) its allocable share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account, (b) any distributions by the Fund to the Shareholder, and (c) any decrease in its share of the Fund’s liabilities. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns (rather than different basis for Shares acquired at different prices at different times, as in the cases of shares of stock in a corporation). As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Distributions

Non-liquidating distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder’s tax basis in the Shares it owns. Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to the Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the a sale or disposition of portfolio assets by the Fund.

Disposition of Shares

A U.S. Shareholder will recognize capital gain or loss on the sale of its Shares. The amount of gain or loss generally will equal the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in its Shares, which would include any adjustment for (i) the amount of income, gain loss, deduction, or credit taxable to the Shareholder in the year of disposition, and (ii) contributions and distributions made to or received from the Fund by the Shareholder with respect for the taxable year of disposition. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Net capital gain recognized non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Net capital gain of corporate U.S. Shareholders is taxed at the same rates as ordinary income. Net capital loss recognized by any U.S. Shareholder on a sale of Shares generally may be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per taxable year of ordinary income with net capital loss.

A Shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from the Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Tax on Net Investment Income

In addition to regular income taxation and alternative minimum income taxation, the 3.8% Medicare Contribution Tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts (the “Medicare Tax”). For these purposes, it is expected that all or a substantial portion of a non-corporate Shareholder’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in determining the amount of income of a non-corporate Shareholder’s net investment income subject to the Medicare Contribution Tax.

Tax Reporting by the Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Shares. The Fund will file partnership returns with the IRS and the Fund will issue a Schedule K-1 to each of the Shareholders. If Shares are held through a nominee (such as a broker), the Fund anticipates that the nominee will provide the investor with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that the Fund will make available directly to the investor at a later date, but in time for the investor to prepare its federal income tax return. Each Shareholder hereby agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. The Code provides for one partner to be designated as the “tax matters partner” as the person to represent the partnership in the conduct of such a challenge or audit by the IRS. Pursuant to the Trust Agreement, the Sponsor will be appointed the “tax matters partner” of the Fund.

A U.S. federal income tax audit of the Fund’s information returns may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to the Fund or paid by the Fund on behalf of its Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the Shareholder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes paid or withheld. Alternatively, a U.S. Shareholder may treat such foreign taxes as deductions from gross income. However, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

In certain circumstances the Code and Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or Shareholders (1) if a Shareholder incurs a loss in excess a specified threshold from a sale or redemption of its Shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass through entity, such as the Shares in the Fund, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Tax-Exempt Organizations

Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on their “unrelated business taxable income” (“UBTI”) to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the exempt organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the exempt organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. However, while it is not expected that an investment in the Fund will generate UBTI for a tax-exempt entity, if the Shareholder is a charitable remainder trust and the Fund did generate UBTI, an excise tax would be imposed on the trust in an amount equal to 100% of such UBTI. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies

Interests in and income from “qualified” PTPs satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified PTPs. The determination of whether a PTP such as the Fund is a qualified PTP is made on an annual basis. The Fund expects to operate so as to be a qualified PTP in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the United States and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a current rate of 39.6% for non-U.S. Shareholder and 35% in the case of a corporate non-U.S. Shareholders.

Withholding on Allocations and Distributions

The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered (or deemed) to be engaged in the same U.S. trade or business as the partnership for such partner’s taxable year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Section 1 of the Code (currently 39.6%) on allocations of the Fund’s income to non-U.S. Shareholders other than corporations and the highest rate specified in Section 11(b)(1) of the Code (also currently 35%) on allocations of the Fund’s income to corporate Non-U.S. Shareholders, when such income is distributed. A non-U.S. Shareholder with ECI generally will be required to file a U.S. federal income tax return, and the return will provide the non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.

If the Fund is not treated as engaged in a U.S. trade or business, a non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund income. Amounts withheld on behalf of a non-U.S. Shareholder will be treated as being distributed to such Shareholder.

Any amount withheld by the Fund on behalf of a non-U.S. Shareholder will be treated as a distribution to the non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. Shareholder, which may result in such cost being borne by the Fund, generally, and accordingly, by all Shareholders.

To the extent that any interest income allocated to a non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Fund anticipates that most of the Fund’s income, other than gains from trades in securities, should constitute interest income that qualifies as “portfolio interest.” For the Fund to avoid withholding on any interest income allocable to non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form). If a non-U.S. Shareholder fails to provide a properly completed Form W-8BEN, the Sponsor may request that the non-U.S. Shareholder provide, within 15 days after the request by the Sponsor, a properly completed Form W-8BEN. If a non-U.S. Shareholder fails to comply with this request, the Shares owned by such non-U.S. Shareholder will be subject to redemption.

Gain from Sale of Shares

Gain from the sale or exchange of the Shares may be taxable to a non-U.S. Shareholder if the non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders

In addition to the taxes noted above, any non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business (i.e., ECI income) but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. Shareholder is a “qualified resident.”

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that an owner of the Shares held through a foreign financial institution is not a United States person in order to avoid information reporting and backup withholding with respect to certain types of income earned through the Fund or in the case of a disposition of the Shares.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISER WITH REGARD TO THESE AND OTHER ISSUES UNIQUE TO NON-U.S. SHAREHOLDERS.

Backup Withholding

The Fund is required in certain circumstances to backup withhold (currently at 28%) on certain payments paid to noncorporate Shareholders of Fund Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain other certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Other Tax Considerations

In addition to U.S. federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Bryan Cave LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing referred to as a Plan, and (d) persons who have certain specified relationships to such Plans (referred to as “Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Acquisition of Shares

The Sponsor, the Trustee, the Sub-Adviser, the Administrator and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by Party in Interest or Disqualified Person of assets of a Plan). Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption, or PTCE, 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” Even if all of the conditions specified in one of the foregoing exemptions were satisfied, however, there can be no assurance that such exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.

Plan Asset Rules

Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “DOL”) at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, referred to as the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Shares should be treated as “equity interests” for purposes of these rules.

One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly-offered security.” A publicly-offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.

It is anticipated that the Shares will constitute publicly-offered securities under the Plan Asset Rules. Accordingly, Shares purchased by a Plan, but not the assets held in the Fund, should be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

General Investment Considerations

Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

Certain employee benefit plans, including non-U.S. pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are, to a material extent, similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.

The sale of Shares to a Plan is in no respect a representation by the Fund, the Sponsor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

General

The Fund offers Shares in Baskets to Authorized Participants on a continuous basis through the Distributor. See “Creation and Redemption of Shares.” Pursuant to the distribution services agreement with the Fund (the “Distribution Services Agreement”), the Sponsor will pay to the Distributor a fee based on the average annual NAV per annum, plus the reasonable out-of-pocket expenses incurred and advances made by the Distributor with respect to its performance of distribution services to the Fund. Registered personnel of the Distributor will be compensated out of proceeds of the such fee. The Fund is not responsible for the payment of any amounts to the Distributor. For a description of the services provided by the Distributor, see “Distribution Services.”

The offering of the Shares is a best efforts offering. The Fund will not issue fractions of a Basket. The Shares are traded on the NYSE Arca under the symbol “TONS.” All Authorized Participants pay a $200 fee per order for creation or redemption of Baskets. Investors that purchase Shares through a commission or fee-based brokerage account may pay commissions or fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Authorized Participants

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. Authorized Participants that offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. A list of Authorized Participants will be available from the Administrator.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities, depending on the relevant facts and circumstances, may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client could be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all of the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to maintain the qualification of the Shares in certain states selected by the Sponsor and anticipates that the purchase of Shares from Authorized Participants will be made through broker-dealers who are members of FINRA. Investors intending to purchase Shares through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal adviser regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

CONFLICTS OF INTEREST

General

Investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares, consented to the conflicts of interest described below in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor and Sub-Adviser

The Sponsor and Sub-Adviser each have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the directors, officers and/or employees of the Sponsor and Sub-Adviser also service other affiliates of such parties and their respective clients. Although the Sponsor and Sub-Adviser and their directors, officers and/or employees cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, such parties intend to devote, and to cause its directors, officers and employees to devote, sufficient time and resources to properly manage the business and affairs of the Fund consistent with its or their respective duties to the Fund and others.

Commodity Brokers and Execution Brokers

A Commodity Broker or Execution Broker may act from time to time as a broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by a Commodity Broker or Execution Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through a Commodity Broker or Execution Broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund for the same positions. A Commodity Broker or Execution Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Sponsor, however, will not retain any Commodity Broker or Execution Broker for the Fund which the Sponsor has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

A Commodity Broker or Execution Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that a Commodity Broker or Execution Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of a Commodity Broker or Execution Broker may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Tradition Financial Services Inc.

TEF, an affiliate of TFS, is the Fund’s initial non-exclusive Execution Broker. The Fund is not obligated or bound in any way to exclusively contract with TEF for its services as Execution Broker. A conflict of interest may arise with respect to the performance by TEF or TFS of its services to the Fund, as TEF or TFS may act in its own interests in performing its services, which may be counter to the interests of the Fund or the Fund’s investment objective.

Proprietary Trading/Other Clients

The Sponsor, the Sub-Adviser, the Commodity Brokers, TEF, TFS and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders. Internal written trading policies will also not be available for inspection by Shareholders.

Because the Sponsor, the Sub-Adviser, the Commodity Brokers, TEF, TFS and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that—as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty—such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund and proprietary accounts may receive preferential treatment as it relates to the pool.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Sponsor currently does not intend to make any distributions, but, has the sole discretion to do so from time to time. Greater Sponsor Fees will be generated to the benefit of the Sponsor if the Fund’s assets are not reduced by distributions to the Shareholders.

LEGAL MATTERS

The validity of the Shares was passed upon for the Sponsor by Young Conaway Stargatt & Taylor, LLP. Bryan Cave, LLP, Atlanta, Georgia, as special U.S. tax counsel to the Fund, rendered an opinion regarding the material U.S. federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Sponsor has filed, on behalf of the Fund, this prospectus, as part of a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which may be inspected, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtained at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the Shares can also be obtained at www.wisdomtree.com. All internet addresses included in this prospectus are provided as a convenience to the public to allow the public to access such website, and the information contained on or connected to such websites is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC allows the “incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed or to be filed by the Fund with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC are so incorporated by reference:

•	Annual Report of the Fund on Form 10-K for the fiscal year ended December 31, 2015;

•	Current Reports of the Fund on Form 8-K, filed with the SEC on November 2, 2015, January 4, 2016, and April 12, 2016*; and

•	All documents subsequently filed by the Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (including filings made after the date of the post-effective amendment to the registration statement of which this prospectus is a part and prior to the effectiveness of such post-effective amendment).

All documents filed by the Fund with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the Securities Act. A statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement, will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus or any prospectus supplement, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement. The public may read and copy any materials the Fund files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549 SEC and online at www.sec.gov. More information concerning the operation of the Public Reference Room of the SEC may obtained by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Sponsor, on behalf of the Fund, will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus at no cost upon written or oral request. Such requests may be directed to the attention of General Counsel, c/o WisdomTree Coal Services, LLC, 245 Park Avenue, 35th Floor, New York, NY, or by telephone to (866) 909-9473 or by email to rlouvar@wisdomtree.com. The reports and other documents incorporated by reference may also be accessed is http://www.wisdomtree.com.

*We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

PROSPECTUS

WisdomTree Coal Fund

9,750,000 Shares

July 27, 2016